                                                            CONFIDENTIAL & DRAFT

PROJECT CUBE


BOARD OF DIRECTORS PRESENTATION



SEPTEMBER 18, 2000



                                                                          [LOGO]

                                                            CONFIDENTIAL & DRAFT

TABLE OF CONTENTS
-------------------------------------------------------------------------------

I.         EXECUTIVE SUMMARY

II.        TRANSACTION OVERVIEW

III.       REVIEW OF STANDALONE BUSINESS

           A.     REVIEW OF THE NEW MANAGEMENT ESTIMATES
           B.     REVIEW OF COMPETITIVE ENVIRONMENT
           C.     REVIEW OF APPLICATION FEES AND ROYALTY REDUCTION STRATEGIES
           D.     REVIEW OF BACKLOG COMPLIANCE PROGRAM

IV.        ANALYSIS OF STANDALONE BUSINESS

           A.     COMPARABLE TRANSACTION ANALYSIS
           B.     COMPARABLE COMPANIES ANALYSIS
           C.     PREMIUMS PAID ANALYSIS
           D      DISCOUNTED CASH FLOW ANALYSIS

APPENDICES:

           I.     UPSIDE AND DOWNSIDE CASES DISCOUNTED CASH FLOW ANALYSES

           II.    REVISED ANALYSIS OF THE RECAPITALIZATION

           III.   SUMMARY OF MARKETING PROCESS

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
EXECUTIVE SUMMARY













                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

SITUATION UPDATE


- On the September 7, 2000 Board Meeting, Cube's legal and financial advisors were directed to explore an all-cash transaction with the Bears for 100% of the Company at $5.00 per share.

- The Board indicated their willingness to consider such a transaction provided that: (i) the price was not less than $5.00 per share; (ii) it was a "two-step" transaction with a short time period prior to closing; (iii) there were very limited conditions precedent to closing; and (iv) BAS could issue a fairness opinion.

- The September 7th Board meeting was held after an advisor to the Bears contacted Company counsel to inform them that he was concerned about changes in the business and operational prospects of Cube that may constitute a Material Adverse Change ("MAC") under the Recapitalization Agreement (entitling the Bears not to consummate the transaction) and that he planned to recommend to the Bears that they propose an all-cash transaction for 100% of the Company at $4.75 to $5.00 per share instead of the Recapitalization.

- The purpose of today's meeting is to review with the Board the outcome of discussions with the Bears on the points above, to consider and approve, if appropriate, definitive documentation on the alternative transaction, and to review BAS' fairness opinion.

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

STATUS OF THE COMPANY

AS OF JUNE 2, 2000

Upon entering into the Recapitalization Agreement with the Bears, the Board of Directors and BAS were aware of the following issues facing the Company:


- The cumulative effect of 1999's 3rd and 4th quarter and 2000's 1st quarter earnings announcements which has eroded investors' confidence in management's ability to achieve its operating projections.

- Mike Leven's recent discussions with the Board regarding the inability of the Company to meet its base case (entitled Upside Case in this presentation) and Downside Case projections under a status quo scenario.

- The impact of the shareholder lawsuits on the prospects for a sale to a third-party strategic or financial buyer and under the Recapitalization.

- The fragile nature of the Company resulting from the impact of the above issues on existing and new franchisees. Specifically, there has been some loss of confidence of many existing and potential franchisees in Cube's ability to grow its brands, two qualities which are critical to the success of the business and its ability to achieve its financial projections.

- Mike Leven, as Chairman and CEO of the Company, has been instrumental in pursuing all of the bidders. He has always favored completing a transaction versus the status quo. He has been diligent in pursuing offers from non-Bears investors putting forward all-cash transactions.

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

STATUS OF THE COMPANY

AS OF SEPTEMBER 12, 2000

The Board of Directors and BAS are aware of the following additional issues facing the Company since June 2000:

- Since the execution of the Recapitalization Agreement, the Bears and their accountants have continues to perform detailed due diligence on the Company including spending intensive time with senior management. The Bears have suggested there may be a MAC since the signing of the Recapitalization Agreement.

- The new 2000 and 2001 projections (the "New Management Estimates"), as prepared by senior management, are substantially lower than the previous Downside case provided. There are three primary areas where the Company is expecting to miss their 2001 projections contained in the Downside case:

       - FRANCHISE APPLICATION FEES are down due to the forgiveness of notes or rebates when hotels open up on an agreed upon schedule. Franchise application fees have historically been a profit center; however, the Company is now projecting that it will lose $(0.5) million in this area in 2001.

       - The Company's GENERAL & ADMINISTRATIVE expenses have continued to grow dramatically and are now projected to be $3.0 million, or 26.8% more than the original Downside projection.

       - INTEREST INCOME has decreased by $(0.5) million, or (45.7)%, due to a reduction in the amount of cash that Cube presently holds in the bank and a decrease in the interest income collected and/or recognized on outstanding notes.

- Additionally, the BACKLOG has been substantially reduced as part of a compliance program from 839 under various stages of development as of 3/31/00 to 671 hotels as of 9/6/00, or a decrease of 168 hotels (20.0%). Management does not believe this reduction will effect openings in 2000 or 2001 or, therefore, affect the financial projections in such years.

- The impact of these changes is to reduce the estimated 2000 and 2001 EBITDA by 13.3% and 28.8%, respectively.

- There has been no communication with equity research analysts in 2000 and no reports have been published to guide the market.

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

STATUS OF THE COMPANY

AS OF SEPTEMBER 12, 2000 (CONTINUED)

- The Company has recently hired a new CFO who will replace the current CFO following the transaction, and he has only recently begun part-time service.

- The New Management Estimates were finalized in the last week at the direction of Mr. Leven and Steve Romaniello. The projections have been prepared by the Controller who is planning on leaving the Company.

- Please note that members of the senior management team are part of the buyout group. Additionally, BAS is not certain whether changes in business practices since the signing of the Recapitalization were performed independently or at the direction of (or consultation with) the Pritzkers.

- Because of uncertainties the Company faces on a stand-alone basis, including its ability to retain its franchise sales force and issues arising from its liquidity constraints, and also because of the current transition of its financial reporting function to its newly hired CFO, management has advised BAS that it cannot provide meaningful estimates beyond 2001.

- Morale is low at the Company and senior executives believe that many of the Company's most valuable employees, primarily the franchise salesforce, may leave if a transaction is not completed quickly.

- The Company is low on cash and is in a cash conservation mode (many bills are now being paid at 60 days). Mr. Leven has prepared a cash forecast illustrating that the Company will remain solvent even in the absence of a transaction with the Bears; however, a substantial number of employees would be eliminated and growth prospects would be lower than the New Management Estimates.

- The Company must still weigh the impact of the shareholder lawsuits under a "go it alone" scenario or on the prospects for a sale to a third-party buyer.

                                                            CONFIDENTIAL & DRAFT


EXECUTIVE SUMMARY
--------------------------------------------------------------------------------
PRICE VOLUME HISTORY

                              [Graphic Omitted]

[The following table was depicted as a mountain graph in the printed material.]

IPO to Present (10/25/96 to 9/15/00)

              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             10/25/96                         2,120,100            $14.5000          Cube completes IPO at $13.50 per share
             10/28/96                           190,400            $14.1250
             10/29/96                           268,700            $13.7500
             10/30/96                            83,300            $14.2500
             10/31/96                           107,300            $14.5000
             11/01/96                            43,600            $14.6250
             11/04/96                             9,400            $14.6250
             11/05/96                            17,800            $13.8750
             11/06/96                            74,600            $13.7500
             11/07/96                            55,300            $13.8750
             11/08/96                            50,500            $13.5000
             11/11/96                            18,500            $13.5000
             11/12/96                            18,000            $13.5000
             11/13/96                            86,000            $13.2500
             11/14/96                            26,400            $13.7500
             11/15/96                            95,200            $13.5000
             11/18/96                            17,400            $13.5000
             11/19/96                            31,600            $13.0000
             11/20/96                             5,800            $13.0000
             11/21/96                           368,600            $11.5000
             11/22/96                           158,600            $11.8750
             11/25/96                            44,500            $12.0000
             11/26/96                           118,100            $11.1250
             11/27/96                           100,600            $10.5000
             11/29/96                             9,300            $10.5000
             12/02/96                            90,400            $10.0000
             12/03/96                            33,900            $10.5000
             12/04/96                            50,900            $10.2500
             12/05/96                             2,200            $10.0000
             12/06/96                            18,900            $10.0000
             12/09/96                             8,600            $10.5000
             12/10/96                            15,700            $10.1250
             12/11/96                             2,000            $10.5000
             12/12/96                            19,700            $10.0000
             12/13/96                            23,000            $10.0000
             12/16/96                            21,000             $9.8750
             12/17/96                            22,700             $9.8750
             12/18/96                               700             $9.8750
             12/19/96                            10,500            $10.3750
             12/20/96                           126,500             $8.7500
             12/23/96                           144,100             $8.7500



              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             12/24/96                           121,300             $9.0000
             12/26/96                             9,700             $9.3750
             12/27/96                            39,700             $9.8750
             12/30/96                            21,800            $10.0000
             12/31/96                            16,900            $10.1250
              1/02/97                            23,700            $10.5000
              1/03/97                            14,700            $10.5000
              1/06/97                            33,100            $10.1250
              1/07/97                             5,400            $10.0000
              1/08/97                             2,000            $10.2500
              1/09/97                             4,900            $10.0000
              1/10/97                            21,400            $10.5000
              1/13/97                            27,600            $10.1250
              1/14/97                            10,400            $10.2500
              1/15/97                            13,600             $9.8750
              1/16/97                            16,100            $10.0000
              1/17/97                             8,100             $9.7500
              1/20/97                             1,900             $9.6250
              1/21/97                             7,400             $9.8750
              1/22/97                            21,400             $9.6250
              1/23/97                             6,500             $9.7500
              1/24/97                            10,600             $9.3750
              1/27/97                             9,200             $9.1250
              1/28/97                            26,000             $9.2500
              1/29/97                             6,200             $9.2500
              1/30/97                            15,100             $9.1250
              1/31/97                            79,300             $8.6250
              2/03/97                            29,500             $8.7500
              2/04/97                            33,700             $8.7500
              2/05/97                            20,500             $8.6250
              2/06/97                           136,000             $8.8750
              2/07/97                            13,700             $9.2500
              2/10/97                             4,200             $9.2500
              2/11/97                             8,700             $9.0000
              2/12/97                             6,100             $9.2500
              2/13/97                            10,500             $9.0000
              2/14/97                             3,300             $9.1250
              2/18/97                               400             $9.0000
              2/19/97                            50,900             $9.4375
              2/20/97                            45,700            $10.3750
              2/21/97                             5,500            $10.2500
              2/24/97                            14,400            $10.3750
              2/25/97                             9,100            $10.3750
              2/26/97                             3,000            $10.4375
              2/27/97                               700            $10.0000
              2/28/97                            10,300             $9.8750
              3/03/97                             5,600             $9.8750
              3/04/97                                              $10.0625
              3/05/97                            18,900             $9.8750
              3/06/97                               300            $10.0000
              3/07/97                            29,500             $9.6250


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              3/10/97                            15,900             $9.5000
              3/11/97                             1,400             $9.7500
              3/12/97                            44,000             $9.3750
              3/13/97                            12,000             $9.1250
              3/14/97                             9,900             $9.0000
              3/17/97                            13,200             $8.7500
              3/18/97                            36,600             $9.0000
              3/19/97                               400             $9.0000
              3/20/97                             2,500             $9.0000
              3/21/97                             6,200             $9.0000
              3/24/97                            11,200             $9.0000
              3/25/97                           462,600             $8.0000
              3/26/97                            43,100             $8.2500
              3/27/97                             6,000             $8.0000
              3/31/97                            19,800             $8.0000
              4/01/97                             5,800             $7.6250
              4/02/97                             3,500             $8.0000
              4/03/97                             1,600             $7.6250
              4/04/97                            21,700             $7.2500
              4/07/97                            25,400             $7.2500
              4/08/97                               100             $7.1250
              4/09/97                            10,100             $7.5000
              4/10/97                            11,500             $7.2500
              4/11/97                            17,700             $7.1250
              4/14/97                             7,700             $6.7500
              4/15/97                            11,700             $7.0000
              4/16/97                            42,000             $7.5000
              4/17/97                             6,500             $7.8750
              4/18/97                             2,000             $7.5000
              4/21/97                            83,400             $5.2500
              4/22/97                            44,000             $6.1250
              4/23/97                            19,000             $6.3750
              4/24/97                             3,000             $6.3750
              4/25/97                             5,400             $6.3750
              4/28/97                            15,900             $7.0000
              4/29/97                            22,100             $7.0000
              4/30/97                             6,200             $7.0000
              5/01/97                             3,300             $7.2500
              5/02/97                               900             $7.2500
              5/05/97                             1,400             $7.2500
              5/06/97                            11,800             $6.8750
              5/07/97                            27,400             $6.1250
              5/08/97                             1,700             $6.5000
              5/09/97                            11,400             $6.2500
              5/12/97                            10,400             $7.0000
              5/13/97                             6,600             $7.0000
              5/14/97                             1,000             $6.8750
              5/15/97                            29,600             $7.0000
              5/16/97                             8,200             $7.2500
              5/19/97                                               $7.1250
              5/20/97                             2,000             $7.5000


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              5/21/97                            23,000             $7.7500
              5/22/97                             5,200             $8.0000
              5/23/97                             1,900             $7.6250
              5/27/97                             1,300             $7.7500
              5/28/97                             7,400             $8.0000
              5/29/97                            10,300             $7.8750
              5/30/97                            30,500             $9.0000
              6/02/97                            12,100             $9.7500
              6/03/97                            31,200             $9.2500
              6/04/97                            29,400             $9.5000
              6/05/97                             2,700             $9.0000
              6/06/97                             4,300             $8.8750
              6/09/97                            11,600             $9.0000
              6/10/97                            12,400             $9.1250
              6/11/97                             9,000             $9.1250
              6/12/97                             2,000             $9.1250
              6/13/97                            11,600             $9.2500
              6/16/97                            15,800             $9.5000
              6/17/97                            27,500             $9.7500
              6/18/97                             9,800            $10.0000
              6/19/97                             5,300             $9.5000
              6/20/97                            29,400            $10.1250
              6/23/97                             2,500            $10.2500
              6/24/97                            22,500             $9.8750
              6/25/97                             3,600             $9.7500
              6/26/97                                               $9.7500
              6/27/97                             1,000             $9.8750
              6/30/97                             9,000             $9.8750
              7/01/97                             7,600            $10.0000
              7/02/97                             4,200             $9.6250
              7/03/97                                               $9.8750
              7/07/97                               500             $9.7500
              7/08/97                             9,900            $10.0000
              7/09/97                             1,800             $9.8750
              7/10/97                               500             $9.8750
              7/11/97                             7,700             $9.5000
              7/14/97                            34,000             $9.3750
              7/15/97                            15,000             $9.1250
              7/16/97                            53,000             $9.0000
              7/17/97                             3,300             $9.0000
              7/18/97                            16,800             $9.2500
              7/21/97                             1,500             $9.2500
              7/22/97                            16,300             $9.0000
              7/23/97                            28,700             $8.6875
              7/24/97                             7,300             $8.6250
              7/25/97                            24,600             $8.7500
              7/28/97                            25,600             $8.3750
              7/29/97                             2,500             $8.3750
              7/30/97                             2,200             $8.3750
              7/31/97                             8,900             $8.3750
              8/01/97                            17,200             $8.5000


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              8/04/97                            13,800             $8.6250
              8/05/97                            12,100             $8.2500
              8/06/97                            17,700             $8.2500
              8/07/97                            15,200             $8.1250
              8/08/97                            37,600             $7.8750
              8/11/97                            31,400             $7.7500
              8/12/97                            21,500             $7.5000
              8/13/97                            17,800             $7.5000
              8/14/97                            46,400             $7.8750
              8/15/97                             9,100             $7.8750
              8/18/97                             1,000             $7.5000
              8/19/97                            13,300             $7.7500
              8/20/97                                               $7.9375
              8/21/97                            20,300             $7.7500
              8/22/97                            38,000             $8.1250
              8/25/97                             7,000             $8.0000
              8/26/97                            23,600             $8.1250
              8/27/97                               400             $8.3750
              8/28/97                             1,300             $8.3750
              8/29/97                             1,000             $8.2500
              9/02/97                             6,500             $8.0000
              9/03/97                            25,600             $8.1250
              9/04/97                               200             $8.2500
              9/05/97                             2,700             $8.1250
              9/08/97                             3,300             $8.2500
              9/09/97                             7,200             $8.0000
              9/10/97                             6,200             $7.6250
              9/11/97                            58,200             $7.6250
              9/12/97                             9,100             $7.7500
              9/15/97                            77,000             $7.3750
              9/16/97                             1,900             $7.5000
              9/17/97                            10,000             $7.6250
              9/18/97                             5,600             $7.4375
              9/19/97                               600             $7.5000
              9/22/97                            33,700             $7.5000
              9/23/97                            19,700             $7.6250
              9/24/97                            11,800             $7.5000
              9/25/97                             1,900             $7.7500
              9/26/97                             7,500             $7.7500
              9/29/97                            15,900             $7.0000
              9/30/97                            27,600             $7.7500
             10/01/97                            42,300             $7.6250
             10/02/97                             4,000             $7.7500
             10/03/97                            39,500             $7.7500
             10/06/97                             8,600             $7.9063
             10/07/97                            24,500             $8.0000
             10/08/97                             8,800             $7.7500
             10/09/97                             4,000             $8.0000
             10/10/97                               400             $7.7500
             10/13/97                            15,400             $7.6250
             10/14/97                             5,700             $8.1250


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             10/15/97                             2,900             $7.8750
             10/16/97                            10,600             $7.8750
             10/17/97                            10,300             $7.7500
             10/20/97                             1,100             $7.7500
             10/21/97                            60,100             $7.8750
             10/22/97                            51,100             $8.0000
             10/23/97                             1,800             $7.7500
             10/24/97                             9,500             $8.0625
             10/27/97                               600             $8.0000
             10/28/97                            11,400             $7.7500
             10/29/97                            48,200             $8.0000
             10/30/97                             4,600             $7.8750
             10/31/97                             5,900             $8.0000
             11/03/97                               900             $8.1250
             11/04/97                             3,500             $8.0000
             11/05/97                            11,200             $8.0000
             11/06/97                            64,200             $8.0000
             11/07/97                             3,900             $8.0000
             11/10/97                             8,600             $7.6250
             11/11/97                            12,600             $8.0000
             11/12/97                             1,600             $7.8750
             11/13/97                             1,500             $7.7500
             11/14/97                             1,700             $7.7500
             11/17/97                            58,000             $8.0000
             11/18/97                            55,200             $8.1250
             11/19/97                            15,500             $8.0000
             11/20/97                            14,500             $8.1250
             11/21/97                           115,100             $8.1250
             11/24/97                            18,400             $8.1875
             11/25/97                            34,900             $8.0625
             11/26/97                             2,600             $8.1250
             11/28/97                             3,100             $8.0625
             12/01/97                             6,200             $8.1250
             12/02/97                            10,300             $7.6250
             12/03/97                             6,000             $7.7500
             12/04/97                            13,200             $7.7500
             12/05/97                            38,800             $7.7500
             12/08/97                            20,800             $7.8750
             12/09/97                             8,100             $7.8750
             12/10/97                            32,600             $8.0000
             12/11/97                            14,700             $7.8750
             12/12/97                            19,600             $7.8750
             12/15/97                            28,000             $8.0000
             12/16/97                            38,000             $8.3750
             12/17/97                             3,000             $8.1250
             12/18/97                            33,000             $8.3750
             12/19/97                            15,000             $8.3750
             12/22/97                            21,700             $9.0000
             12/23/97                            28,300             $8.2500
             12/24/97                               200             $8.5000
             12/26/97                             1,100             $8.4375


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             12/29/97                            24,400             $8.2500
             12/30/97                             3,300             $8.6250
             12/31/97                            52,000            $10.0000
              1/02/98                            11,400             $9.5000
              1/05/98                            11,800             $9.5000
              1/06/98                             3,100             $9.3750
              1/07/98                             8,100             $9.3750
              1/08/98                            16,700             $9.2500
              1/09/98                            19,200             $9.2500
              1/12/98                            11,300             $9.0000
              1/13/98                             4,800             $9.1250
              1/14/98                             1,300             $9.1875
              1/15/98                             4,200             $9.2500
              1/16/98                             5,200             $9.5000
              1/20/98                            20,200             $9.8750
              1/21/98                            17,300             $9.8750
              1/22/98                                               $9.7500
              1/23/98                             6,300            $10.0000
              1/26/98                            33,600            $10.1250
              1/27/98                            17,600            $10.3750
              1/28/98                            17,100            $10.6250
              1/29/98                            42,300            $10.2500
              1/30/98                            13,100            $10.2500
              2/02/98                            15,000            $10.5000
              2/03/98                            29,200            $10.5000
              2/04/98                             7,000            $10.3750
              2/05/98                             8,300            $10.4375
              2/06/98                            56,400            $10.5000
              2/09/98                            14,800            $10.5000
              2/10/98                             3,700            $10.3750
              2/11/98                             6,900            $10.3750
              2/12/98                             3,000            $10.5000
              2/13/98                            43,400            $10.3750
              2/17/98                            56,400            $10.3750
              2/18/98                             7,000            $10.2500
              2/19/98                             4,800            $10.3750
              2/20/98                            52,900            $10.5625
              2/23/98                            33,100            $10.3750
              2/24/98                            77,300            $10.5000
              2/25/98                            51,800            $10.6250
              2/26/98                            93,400            $11.5000
              2/27/98                            75,000            $11.7500
              3/02/98                            81,300            $12.3750
              3/03/98                            21,400            $12.6250
              3/04/98                            76,200            $12.8750
              3/05/98                            36,400            $12.5000
              3/06/98                            25,900            $12.2500
              3/09/98                             8,300            $12.8750
              3/10/98                            74,600            $12.8125
              3/11/98                            33,800            $13.0000
              3/12/98                            17,400            $13.0000          Cube acquires full ownership of its Hawthorn
                                                                                     Suites brand from HSA



              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              3/13/98                            36,200            $12.9375
              3/16/98                            21,700            $12.9375
              3/17/98                            38,200            $13.0000
              3/18/98                           125,800            $13.6250
              3/19/98                            15,600            $13.7500
              3/20/98                            27,000            $13.2500
              3/23/98                            31,700            $12.8750
              3/24/98                            14,400            $12.8750
              3/25/98                            38,200            $13.0000
              3/26/98                             1,700            $13.0000
              3/27/98                            20,100            $12.7500
              3/30/98                            18,200            $12.1250
              3/31/98                            92,500            $12.1250
              4/01/98                            71,200            $12.5000
              4/02/98                            46,500            $12.5000
              4/03/98                            22,000            $12.5000
              4/06/98                            63,200            $12.0000
              4/07/98                            12,700            $11.8750
              4/08/98                            52,600            $11.5000
              4/09/98                            48,300            $11.2500
              4/13/98                            32,200            $11.6250
              4/14/98                             6,800            $11.7500
              4/15/98                            23,400            $11.7500
              4/16/98                             7,100            $11.6250
              4/17/98                             9,600            $11.0000
              4/20/98                             2,900            $11.3750
              4/21/98                             2,100            $11.0000
              4/22/98                            18,200            $11.4375
              4/23/98                             5,600            $11.2500
              4/24/98                             5,000            $11.0000
              4/27/98                            16,700            $11.0000
              4/28/98                            12,100            $11.1250
              4/29/98                            23,300            $11.1250          Cube acquires exclusive worldwide franchise
                                                                                     rights to Best Inns & Suites, along with 17
                                                                                     of its properties which USFS sold to Alpine
                                                                                     Hospitality Ventures
              4/30/98                            10,200            $11.0000
              5/01/98                            11,500            $11.2500
              5/04/98                             5,300            $11.0000
              5/05/98                             2,600            $11.0000
              5/06/98                            15,900            $11.0000
              5/07/98                            45,300            $11.0000
              5/08/98                             1,600            $11.1250
              5/11/98                            15,600            $11.0000
              5/12/98                            39,000            $11.0625
              5/13/98                            28,200            $10.7500          Cube completes a $44.6 mm Follow-on at $10.50
                                                                                     per share
              5/14/98                         1,892,300             $9.7500
              5/15/98                           318,500             $9.8125
              5/18/98                           126,400             $9.7500
              5/19/98                            74,400             $9.7500
              5/20/98                            80,400             $9.7500
              5/21/98                            97,800             $9.5000
              5/22/98                            69,800             $9.5000


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              5/26/98                           183,100             $8.5000
              5/27/98                            57,300             $8.7500
              5/28/98                            66,100             $8.5000
              5/29/98                           114,400             $8.9375
              6/01/98                            37,200             $8.8750
              6/02/98                            88,000             $8.9375
              6/03/98                            74,400             $8.9375
              6/04/98                            57,900             $8.9375
              6/05/98                            23,100             $8.9375
              6/08/98                           123,400             $9.0625
              6/09/98                            21,000             $8.8750
              6/10/98                            37,100             $8.8125
              6/11/98                            22,100             $8.7500
              6/12/98                            42,900             $8.5625
              6/15/98                            30,400             $8.3750
              6/16/98                            77,100             $8.0000
              6/17/98                            38,600             $7.9375
              6/18/98                            48,900             $7.7500
              6/19/98                            13,000             $7.6875
              6/22/98                            11,200             $7.7500
              6/23/98                            48,500             $7.7500
              6/24/98                            37,100             $7.7500
              6/25/98                            22,400             $7.6250
              6/26/98                           168,900             $7.9375
              6/29/98                            38,300             $8.0000
              6/30/98                            54,900             $8.1250
              7/01/98                           103,400             $7.9375
              7/02/98                             8,000             $7.8750
              7/06/98                           292,300             $7.5625
              7/07/98                            20,700             $7.5000
              7/08/98                            20,000             $7.5625
              7/09/98                            36,700             $7.5000
              7/10/98                            85,100             $7.5625
              7/13/98                           260,500             $7.5000
              7/14/98                            99,600             $7.6250
              7/15/98                            43,700             $7.6875
              7/16/98                           116,300             $7.7500
              7/17/98                            61,200             $7.6875
              7/20/98                            83,900             $7.7188
              7/21/98                            47,600             $7.6875
              7/22/98                           176,900             $7.5625
              7/23/98                           157,100             $7.5000
              7/24/98                           147,400             $7.2500
              7/27/98                            50,400             $7.3125
              7/28/98                            47,000             $7.2500
              7/29/98                            25,700             $7.1875
              7/30/98                           159,400             $7.5000
              7/31/98                            26,000             $7.4375
              8/03/98                             5,600             $7.3750
              8/04/98                           162,300             $6.8750
              8/05/98                           210,700             $6.1250


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              8/06/98                           180,800             $6.3125
              8/07/98                           129,500             $6.3750
              8/10/98                            54,600             $6.2500
              8/11/98                            37,600             $5.8125
              8/12/98                           327,900             $6.3750
              8/13/98                            63,200             $6.3750
              8/14/98                            58,000             $6.4375
              8/17/98                           204,600             $6.5000
              8/18/98                             7,900             $6.5000
              8/19/98                            19,600             $6.4375
              8/20/98                             4,800             $6.5000
              8/21/98                            72,500             $6.3125
              8/24/98                             2,700             $6.2500
              8/25/98                            43,400             $6.1875
              8/26/98                            47,300             $6.0625
              8/27/98                            35,600             $6.0000
              8/28/98                            14,900             $5.8750
              8/31/98                            48,500             $5.6250
              9/01/98                           145,500             $5.6250
              9/02/98                           132,500             $5.2500
              9/03/98                           225,500             $4.6875
              9/04/98                           106,100             $4.5000
              9/08/98                            96,000             $4.7500
              9/09/98                             9,600             $4.6250
              9/10/98                            36,600             $4.3750
              9/11/98                           555,600             $4.5000
              9/14/98                            47,400             $4.5000
              9/15/98                            29,100             $4.3750
              9/16/98                            45,000             $4.3750
              9/17/98                            34,400             $4.3750
              9/18/98                            47,400             $4.1250
              9/21/98                            24,300             $4.0000
              9/22/98                            38,900             $4.0000
              9/23/98                           352,200             $4.0313
              9/24/98                           344,000             $4.1250
              9/25/98                            68,400             $4.1875
              9/28/98                           233,000             $4.2500
              9/29/98                           139,100             $5.1250
              9/30/98                           238,700             $7.0000
             10/01/98                           169,400             $6.0625
             10/02/98                            46,700             $5.8750
             10/05/98                            21,900             $5.8750
             10/06/98                            64,100             $6.5000
             10/07/98                           111,700             $6.0000
             10/08/98                           227,800             $5.1250
             10/09/98                            85,600             $5.0000
             10/12/98                            37,100             $5.3750
             10/13/98                           162,500             $4.3750
             10/14/98                            36,200             $4.8750
             10/15/98                           277,300             $5.3750
             10/16/98                            50,800             $5.4375


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             10/19/98                            90,700             $5.7500
             10/20/98                            54,600             $5.3750
             10/21/98                            88,300             $5.6250
             10/22/98                           113,200             $5.8750
             10/23/98                            13,600             $5.9375
             10/26/98                            77,400             $7.0000
             10/27/98                           107,200             $7.1250
             10/28/98                            42,800             $7.2500
             10/29/98                            49,200             $7.6250
             10/30/98                           335,800             $8.3750
             11/02/98                           128,800             $8.7500
             11/03/98                            47,700             $8.3750
             11/04/98                            37,000             $8.3750
             11/05/98                           152,200             $8.3750
             11/06/98                           180,500             $9.2500
             11/09/98                           162,200             $9.0000
             11/10/98                           115,300             $8.6875
             11/11/98                           131,500             $8.6250
             11/12/98                           150,100             $8.3750
             11/13/98                            50,600             $8.0000
             11/16/98                            28,200             $7.3750
             11/17/98                            99,800             $7.7500
             11/18/98                            49,400             $7.7500
             11/19/98                            50,500             $7.3125
             11/20/98                            46,800             $8.0000
             11/23/98                            40,400             $7.9375
             11/24/98                           105,700             $7.3750
             11/25/98                            53,800             $7.0000
             11/27/98                             1,800             $7.1250
             11/30/98                            60,900             $8.1250
             12/01/98                            41,100             $8.0000
             12/02/98                             8,700             $7.5625
             12/03/98                            29,600             $7.7500
             12/04/98                           207,300             $8.0000
             12/07/98                            24,400             $8.0000
             12/08/98                            66,300             $8.2500
             12/09/98                            83,500             $8.6250
             12/10/98                            42,300             $8.6250
             12/11/98                            90,300             $8.7500
             12/14/98                            52,000             $8.2500
             12/15/98                            29,800             $8.7500
             12/16/98                            57,200             $8.7500
             12/17/98                            19,400             $8.7500
             12/18/98                            54,500             $8.7500
             12/21/98                            28,500             $8.7500
             12/22/98                            23,000             $8.7500
             12/23/98                            40,900             $8.7500
             12/24/98                            14,000             $8.7500
             12/28/98                            21,800             $8.7500
             12/29/98                           137,900             $9.2500
             12/30/98                            82,100             $9.7500


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             12/31/98                           157,700             $9.8750
              1/04/99                            13,700             $9.3750
              1/05/99                            22,300             $9.6875
              1/06/99                            29,400             $9.7500
              1/07/99                            14,200             $9.3750
              1/08/99                            34,100             $9.4375
              1/11/99                            12,600             $9.5625
              1/12/99                            10,100             $9.2500
              1/13/99                            52,200             $9.0000
              1/14/99                            54,300             $9.6250
              1/15/99                            45,900             $9.6250
              1/19/99                           104,700             $8.9375
              1/20/99                           158,400             $9.1250
              1/21/99                           125,200             $9.2500
              1/22/99                            26,800             $9.2500
              1/25/99                            22,800             $9.2500
              1/26/99                            16,600             $9.3125
              1/27/99                            95,900             $9.5000
              1/28/99                            91,700             $9.3750
              1/29/99                            43,300             $9.8750
              2/01/99                            94,700             $9.7500
              2/02/99                            67,900             $9.7500
              2/03/99                            13,400             $9.7500
              2/04/99                           121,100             $9.6250
              2/05/99                            21,900             $9.3750
              2/08/99                            65,700             $9.2500
              2/09/99                            19,000             $9.3750
              2/10/99                           130,300             $9.7500
              2/11/99                           128,500             $9.8750
              2/12/99                             7,000             $9.6250
              2/16/99                            13,100             $9.3750
              2/17/99                             5,100             $9.5000
              2/18/99                            31,100             $9.5000
              2/19/99                            91,500            $11.0000
              2/22/99                         1,076,400            $12.4375
              2/23/99                           486,000            $12.1250
              2/24/99                           844,800            $11.6250
              2/25/99                           180,100            $11.2500
              2/26/99                           195,000            $12.3750
              3/01/99                           196,300            $12.5625
              3/02/99                           159,800            $12.3750
              3/03/99                            77,700            $12.5000
              3/04/99                            49,800            $12.5000
              3/05/99                           280,400            $12.3750
              3/08/99                            30,700            $12.5000
              3/09/99                           325,700            $12.6250
              3/10/99                           100,900            $12.5000
              3/11/99                            53,100            $12.5000
              3/12/99                           250,000            $13.7500
              3/15/99                            82,500            $13.2500
              3/16/99                           232,200            $14.3750


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              3/17/99                            53,300            $15.1250
              3/18/99                           159,900            $15.0000
              3/19/99                           171,400            $15.0000
              3/22/99                            37,100            $14.1875
              3/23/99                            82,400            $14.6250
              3/24/99                           536,200            $14.5000
              3/25/99                           274,500            $14.0000
              3/26/99                            46,100            $14.0625
              3/29/99                            45,700            $14.6250
              3/30/99                            29,700            $15.0000
              3/31/99                           179,500            $14.6250
              4/01/99                            47,700            $14.8750
              4/05/99                             3,500            $14.6250
              4/06/99                           126,300            $14.0000
              4/07/99                             5,800            $14.0000
              4/08/99                            58,200            $14.0000
              4/09/99                            12,500            $13.5625
              4/12/99                            36,900            $12.7500
              4/13/99                            65,300            $12.5000
              4/14/99                            84,900            $12.6250
              4/15/99                            72,200            $12.7500
              4/16/99                            62,400            $12.7500
              4/19/99                            52,100            $12.8750
              4/20/99                            80,800            $14.2500
              4/21/99                            71,800            $14.3750
              4/22/99                            28,200            $14.2500
              4/23/99                            13,300            $14.1875
              4/26/99                             1,800            $14.1250
              4/27/99                            59,300            $14.1250
              4/28/99                           204,500            $15.2500
              4/29/99                           136,000            $15.7500
              4/30/99                            93,000            $16.2500
              5/03/99                            26,100            $16.3750
              5/04/99                            74,000            $17.5000
              5/05/99                           126,300            $17.7500
              5/06/99                            49,600            $17.5000
              5/07/99                           106,700            $16.0000
              5/10/99                            66,200            $16.3750
              5/11/99                            24,900            $17.0000
              5/12/99                            28,600            $16.8750
              5/13/99                            30,300            $17.0000
              5/14/99                           103,400            $17.4375
              5/17/99                            16,100            $17.4375
              5/18/99                            18,900            $16.6250
              5/19/99                            33,800            $16.6250
              5/20/99                            10,500            $16.6250
              5/21/99                            28,500            $16.8750
              5/24/99                            70,400            $16.7500
              5/25/99                           157,300            $16.8750
              5/26/99                            83,800            $17.0000
              5/27/99                            30,900            $16.7500


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              5/28/99                           129,500            $17.7500
              6/01/99                            20,800            $17.0000
              6/02/99                           110,100            $18.2500
              6/03/99                           298,200            $19.1875
              6/04/99                           143,700            $20.5000
              6/07/99                           364,600            $20.1250
              6/08/99                           338,700            $19.2500
              6/09/99                           134,000            $19.3750
              6/10/99                            55,200            $19.6250
              6/11/99                            47,600            $20.0000
              6/14/99                            69,900            $19.2500
              6/15/99                            19,600            $19.5000
              6/16/99                           184,100            $20.1250
              6/17/99                           128,200            $20.6875
              6/18/99                           208,800            $20.3750
              6/21/99                            33,200            $20.1250
              6/22/99                           243,800            $19.5000
              6/23/99                           529,900            $19.6250
              6/24/99                           118,300            $18.8750
              6/25/99                           110,100            $19.8125
              6/28/99                           170,700            $21.5000
              6/29/99                           142,500            $22.1250
              6/30/99                           420,400            $23.1875
              7/01/99                            90,600            $22.1875
              7/02/99                            51,000            $22.2500
              7/06/99                            73,300            $22.1250
              7/07/99                            65,200            $21.3125
              7/08/99                            25,600            $21.4375
              7/09/99                            36,700            $21.2500
              7/12/99                            42,200            $20.7500
              7/13/99                            55,600            $20.7500
              7/14/99                           193,600            $20.0625
              7/15/99                            31,500            $19.8750
              7/16/99                            68,900            $19.8750
              7/19/99                           134,000            $21.4375
              7/20/99                            57,100            $20.9375
              7/21/99                            41,700            $20.7500
              7/22/99                            23,800            $20.3750
              7/23/99                            31,500            $20.7500
              7/26/99                            62,400            $21.0000
              7/27/99                           106,000            $21.4375
              7/28/99                            65,900            $21.4375
              7/29/99                            99,100            $20.7500
              7/30/99                            28,200            $21.0000
              8/02/99                            56,200            $18.7500
              8/03/99                           241,200            $18.7500
              8/04/99                            40,200            $18.3750
              8/05/99                             5,100            $18.3750
              8/06/99                           166,300            $16.0000
              8/09/99                           179,200            $15.0000
              8/10/99                           255,500            $15.7500


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              8/11/99                            23,800            $16.2500
              8/12/99                             8,400            $15.6875
              8/13/99                            48,900            $15.3750
              8/16/99                            10,500            $15.5000
              8/17/99                            93,800            $14.5625
              8/18/99                            46,200            $15.7500
              8/19/99                           106,700            $14.7500
              8/20/99                             4,600            $15.3750
              8/23/99                            16,300            $15.1875
              8/24/99                           234,900            $15.6250
              8/25/99                            96,100            $16.0000
              8/26/99                            67,600            $16.6250
              8/27/99                           106,800            $16.5625
              8/30/99                            13,300            $16.3125
              8/31/99                            55,600            $16.6250
              9/01/99                            95,000            $18.0625
              9/02/99                            42,900            $16.8750
              9/03/99                             6,800            $16.6250
              9/07/99                            64,600            $16.5000
              9/08/99                             7,000            $16.1250
              9/09/99                            23,700            $16.1250
              9/10/99                             1,300            $16.1250
              9/13/99                           293,700            $17.2500
              9/14/99                            12,100            $16.8750
              9/15/99                           145,600            $17.2500
              9/16/99                             6,300            $16.3750
              9/17/99                            70,100            $17.1250
              9/20/99                            21,000            $16.9375
              9/21/99                            26,300            $17.1875
              9/22/99                            29,200            $16.6250
              9/23/99                           202,800            $16.7500
              9/24/99                           235,900            $17.3125
              9/27/99                            29,000            $16.8750
              9/28/99                             8,200            $17.0000
              9/29/99                             4,200            $17.0000
              9/30/99                           302,600            $17.3125
             10/01/99                            23,800            $17.1250
             10/04/99                             5,600            $16.8750
             10/05/99                             5,000            $16.9375
             10/06/99                             4,900            $16.6250
             10/07/99                            17,700            $16.5625
             10/08/99                            27,600            $15.6250
             10/11/99                            18,600            $15.3125
             10/12/99                           611,400            $13.0625
             10/13/99                         1,184,900            $11.5625
             10/14/99                           361,400            $11.2500
             10/15/99                           212,900            $11.2500
             10/18/99                            58,200            $11.0625
             10/19/99                            82,700            $11.3125
             10/20/99                           156,600            $11.6250
             10/21/99                            46,600            $12.0000


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
             10/22/99                           495,300            $11.1250
             10/25/99                           606,600             $9.8750
             10/26/99                           467,300            $11.1875
             10/27/99                           205,700            $11.2500
             10/28/99                           182,900            $11.1875
             10/29/99                           184,500            $12.7500
             11/01/99                         3,025,400             $7.5313          Cube reports warning about fourth quarter
                                                                                     earnings
             11/02/99                         3,851,000             $5.1250
             11/03/99                         1,092,500             $5.0000
             11/04/99                           903,200             $4.6250
             11/05/99                           559,900             $4.7188
             11/08/99                           417,800             $5.3125
             11/09/99                           316,300             $5.3125
             11/10/99                           429,700             $4.8125
             11/11/99                           228,200             $4.8125
             11/12/99                            74,100             $4.8750
             11/15/99                           215,200             $4.5000
             11/16/99                           207,500             $4.6250
             11/17/99                           194,700             $4.5625
             11/18/99                           304,000             $4.4688
             11/19/99                            57,700             $4.5625
             11/22/99                           195,200             $4.8750
             11/23/99                           123,600             $4.7500
             11/24/99                            55,700             $4.7500
             11/26/99                            46,200             $4.8750
             11/29/99                            61,400             $4.8125
             11/30/99                           173,500             $4.9375
             12/01/99                            70,200             $4.8750
             12/02/99                            54,200             $4.9375
             12/03/99                            70,200             $4.7500
             12/06/99                            91,100             $4.7500
             12/07/99                            77,200             $4.7500
             12/08/99                           110,800             $4.6406
             12/09/99                            59,300             $4.7500
             12/10/99                            61,900             $4.6875
             12/13/99                            88,300             $4.6875
             12/14/99                           223,500             $4.7500
             12/15/99                            91,200             $4.7500
             12/16/99                            69,300             $4.7500
             12/17/99                           119,400             $4.6875
             12/20/99                           162,100             $4.5625
             12/21/99                           211,300             $4.6250
             12/22/99                           216,200             $4.5000
             12/23/99                           127,100             $4.2500
             12/27/99                           109,300             $4.3438
             12/28/99                           106,300             $4.2500
             12/29/99                           180,600             $4.3125
             12/30/99                           186,500             $4.3438
             12/31/99                           162,400             $4.5000
              1/03/00                            31,100             $4.5625
              1/04/00                            68,300             $4.6250


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              1/05/00                            74,000             $4.6250
              1/06/00                            54,900             $4.6250
              1/07/00                            72,400             $4.8750
              1/10/00                           246,400             $5.2500
              1/11/00                           136,700             $5.4375
              1/12/00                            96,700             $5.3750
              1/13/00                           117,200             $5.3125
              1/14/00                            76,200             $5.3750
              1/18/00                           136,600             $5.4063
              1/19/00                           151,500             $5.3438
              1/20/00                            92,800             $5.2813
              1/21/00                           105,200             $5.2813
              1/24/00                            83,100             $4.9375
              1/25/00                            63,900             $4.8125
              1/26/00                           155,500             $4.7188
              1/27/00                           117,500             $4.8750
              1/28/00                            71,500             $4.7813
              1/31/00                           113,100             $4.9375
              2/01/00                            22,600             $4.8125
              2/02/00                            23,700             $4.8750
              2/03/00                            34,200             $5.0000
              2/04/00                            19,500             $4.8750
              2/07/00                            29,100             $4.8438
              2/08/00                           204,000             $4.8125
              2/09/00                            97,200             $4.7500
              2/10/00                           165,700             $5.0000
              2/11/00                            93,400             $5.0000
              2/14/00                           156,000             $4.9375
              2/15/00                           276,400             $4.7500
              2/16/00                           529,200             $4.2500
              2/17/00                           370,800             $4.5938
              2/18/00                           143,400             $4.6875
              2/22/00                           172,700             $4.8750
              2/23/00                            25,800             $4.9688
              2/24/00                           425,200             $5.3125
              2/25/00                           414,300             $5.3750
              2/28/00                           195,700             $5.2500
              2/29/00                           143,700             $5.1875
              3/01/00                           127,600             $5.2188
              3/02/00                           188,100             $4.9688
              3/03/00                           128,600             $5.1875
              3/06/00                           336,300             $5.6250
              3/07/00                           464,100             $6.3750
              3/08/00                           438,100             $6.0625
              3/09/00                           815,300             $6.3125
              3/10/00                           304,700             $6.5000
              3/13/00                            86,600             $6.2500
              3/14/00                           176,900             $6.1875
              3/15/00                           103,400             $6.1875
              3/16/00                           218,300             $6.6875
              3/17/00                           161,500             $6.5000


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              3/20/00                            86,800             $6.3125
              3/21/00                           211,500             $6.1875
              3/22/00                           352,500             $5.3750
              3/23/00                           211,300             $5.8438
              3/24/00                           371,000             $5.5625
              3/27/00                           142,200             $5.4375
              3/28/00                           132,700             $5.3750
              3/29/00                           176,500             $5.6250
              3/30/00                           450,900             $5.0000
              3/31/00                           385,200             $5.0000
              4/03/00                           376,400             $5.0625
              4/04/00                            97,300             $4.9375
              4/05/00                           180,000             $5.0000
              4/06/00                           152,400             $5.3750
              4/07/00                           123,600             $5.5625
              4/10/00                            69,000             $5.2188
              4/11/00                            88,000             $5.0625
              4/12/00                           101,600             $4.7813
              4/13/00                            90,500             $4.3750
              4/14/00                           163,000             $4.5313
              4/17/00                            55,400             $4.6250
              4/18/00                            95,700             $4.5469
              4/19/00                           153,400             $4.6250
              4/20/00                            55,000             $4.8125
              4/24/00                            54,100             $4.6250
              4/25/00                            54,700             $4.4375
              4/26/00                            20,600             $4.7188
              4/27/00                           121,700             $4.3750
              4/28/00                           136,800             $4.8125
              5/01/00                            71,100             $4.8750
              5/02/00                           203,700             $5.1250
              5/03/00                           127,000             $5.1250
              5/04/00                            58,300             $5.1875
              5/05/00                            37,600             $5.0625
              5/08/00                            72,600             $5.2500
              5/09/00                            52,600             $5.1875
              5/10/00                            32,300             $4.7500
              5/11/00                            24,700             $4.7500
              5/12/00                            71,800             $4.8125
              5/15/00                            85,300             $5.0625
              5/16/00                            37,600             $5.0000
              5/17/00                            46,200             $4.8125
              5/18/00                            89,500             $4.8438          Shareholder lawsuit announced
              5/19/00                           129,200             $4.7500
              5/22/00                            72,200             $4.8750
              5/23/00                            66,100             $4.7500
              5/24/00                            72,300             $4.3750
              5/25/00                            90,000             $4.3750
              5/26/00                            81,200             $4.5625
              5/30/00                           144,900             $4.8125
              5/31/00                           256,500             $5.4375


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              6/01/00                           180,000             $6.0000
              6/02/00                           253,100             $5.8750          Announcement of Recapitalization Plan
              6/05/00                           566,900             $5.6250
              6/06/00                           100,000             $5.3125
              6/07/00                           192,500             $5.0625
              6/08/00                            81,200             $5.0000
              6/09/00                            76,100             $4.7500
              6/12/00                            14,600             $4.7500
              6/13/00                            57,900             $4.6563
              6/14/00                           117,900             $4.6250
              6/15/00                           149,300             $4.5625
              6/16/00                            68,500             $4.4688
              6/19/00                           122,400             $4.7500
              6/20/00                            61,800             $4.8125
              6/21/00                            74,300             $4.8750
              6/22/00                            73,800             $4.8750
              6/23/00                            27,400             $4.8125
              6/26/00                            70,600             $4.8125
              6/27/00                            81,100             $4.7813
              6/28/00                           109,400             $4.4375
              6/29/00                            96,200             $4.5000
              6/30/00                           313,400             $4.8125          Preliminary Proxy Statement re-filed with
                                                                                     the SEC
              7/03/00                            19,600             $4.9688
              7/05/00                           103,200             $4.6250
              7/06/00                            39,100             $4.6875
              7/07/00                            41,200             $4.5625
              7/10/00                            16,300             $4.5000
              7/11/00                            52,600             $4.4375
              7/12/00                            24,400             $4.4375
              7/13/00                             4,300             $4.4063
              7/14/00                            33,800             $4.6250
              7/17/00                            13,900             $4.6250
              7/18/00                            11,100             $4.5625
              7/19/00                            22,100             $4.4375
              7/20/00                            51,700             $4.7500
              7/21/00                            32,700             $4.6250
              7/24/00                            18,000             $4.6250
              7/25/00                           154,400             $4.4375
              7/26/00                           118,000             $4.3125
              7/27/00                            25,200             $4.3750
              7/28/00                            25,600             $4.3750
              7/31/00                            12,900             $4.5000
              8/01/00                            98,600             $4.5625
              8/02/00                            64,100             $4.4375
              8/03/00                             3,700             $4.5625
              8/04/00                            50,800             $4.5000
              8/07/00                            39,000             $4.4375
              8/08/00                            13,100             $4.5000
              8/09/00                            26,400             $4.4375
              8/10/00                             5,800             $4.4063
              8/11/00                             2,900             $4.4375


              Date                        Volume                   Close             Comment
           -----------             ---------------------         -----------         -------------------------------------------
              8/14/00                            14,700             $4.4375
              8/15/00                            24,700             $4.4375
              8/16/00                            23,200             $4.4375
              8/17/00                             6,300             $4.4375
              8/18/00                            14,400             $4.4375
              8/21/00                            12,600             $4.4688
              8/22/00                            16,800             $4.3125
              8/23/00                            46,700             $4.4375
              8/24/00                            66,900             $4.3125
              8/25/00                            11,900             $4.4375
              8/28/00                             3,000             $4.3750
              8/29/00                            43,600             $4.4375
              8/30/00                            32,200             $4.4375
              8/31/00                            25,500             $4.3750
              9/01/00                            12,800             $4.3750
              9/05/00                            46,100             $4.3125
              9/06/00                            43,700             $4.3125
              9/07/00                            33,400             $4.2500
              9/08/00                            25,000             $4.1250
            9/11/2000                            14,600             $4.1250
            9/12/2000                            33,200             $4.3750
            9/13/2000                             5,500             $4.3750
            9/14/2000                            56,100             $4.3750
            9/15/2000                            27,100             $4.3438


                        Stock Price Summary
           ---------------------------------------------
           Hi               $23.19            6/30/1999
           Low                4.00            9/22/1998
           Average            9.29           10/25/96 to 9/15/00


                        Volume Traded Summary
           ---------------------------------------------
           HI            3,851,000            11/2/1999
           LOW                 100             4/8/1997
           AVERAGE          90,127           10/25/96 to 9/15/00

           Source: FactSet Data Systems and Company press releases.

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

SUMMARY OF MARKETING PROCESS

PRIOR TO JUNE 2, 2000 AND THE RECAPITALIZATION AGREEMENT.

- Cube entered into a transaction with the Bears after an extensive marketing process which is summarized below:

- In total, BAS contacted 30 potential acquirors, executed ten confidentiality agreements and distributed nine offering memoranda.

- The Company has included in two press releases that it was reviewing strategic alternatives and had engaged BAS to advise the Board on analyzing such alternatives.

- Four companies (Carlson, Cendant, Choice and the Bears) performed substantial due diligence on the Company, with only the Bears reaching a definitive agreement.

       - On May 25th, the Redskins informed BAS they had officially decided to "take a pass" on the opportunity. They cited their inability to get comfortable with the Company's prospects and the pending shareholder lawsuits.

       - On May 26th, the Giants informed the Company that they were no longer interested in acquiring Cube at the price level previously indicated or proceeding with the transaction on an accelerated time frame. The Giants cited the recently filed shareholder lawsuits, among other issues, and said they would only be interested if there was a significant reduction in price (although no "clearing" price was given despite the request).

       - Carlson was also unable to reach an acceptable price and thus decided to forgo further negotiations.

SINCE JUNE 2, 2000

- Cube and its financial and legal advisors have been prohibited under the terms of the Recapitalization Agreement from "shopping" the Company.

- No parties have independently contacted the Company or the financial or legal advisors regarding a potential topping transaction since the announcement of the Recapitalization (to the best knowledge of both BAS and Paul, Weiss).

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------
CUBE PER SHARE EQUITY REFERENCE RANGES - NEW MANAGEMENT ESTIMATES

The $5.00 all-cash purchase price represents a 15.1% premium to Cube's closing price on 9/15/00 of $4.344.

                               [GRAPHIC OMITTED]

      [The following table was depicted as a bar chart in the printed material.]


              -------------------------------------                                     ------------------------------------
               Current Price: $4.344                                                           Purchase Price: $5.00
              -------------------------------------                                     ------------------------------------


                                                                 Equity Value per Share
                                                            ---------------------------------
                                                                Low                   High
                                                            ------------          ------------

              Comparable Transactions                           $2.34                  $3.40

              Comparable Company                                $1.58                  $3.92

              Premiums Paid (1)                                 $5.39                  $5.79

              DCF (2)                                           $4.88                  $7.92


              (1) BAS places less weight on the Premiums Paid Analysis because Cube's trading price reflects the announcement of the Recapitalization Agreement and, therefore, already contains a change of control premium.

              (2) BAS has not been provided with updated management projections for the years 2002 through 2004 and has built such forecasts independently in order to complete the analysis. Please see page 15 for a review of BAS' assumptions. As a result, BAS places less weight on this analysis.

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------
CUBE PER SHARE EQUITY REFERENCE RANGES - DOWNSIDE CASE ASSUMPTIONS

The $5.00 all-cash purchase price represents a 15.1% premium to Cube's closing price on 9/15/00 of $4.344.

                               [GRAPHIC OMITTED]

      [The following table was depicted as a bar chart in the printed material.]



              -------------------------------------                                     ------------------------------------
               Current Price: $4.344                                                           Purchase Price: $5.00
              -------------------------------------                                     ------------------------------------


                                                                        Equity Value per Share
                                                               -----------------------------------------
                                                                   Low                     High
                                                               ------------             ------------
              Comparable Transactions                             $2.70                   $ 3.44

              Comparable Company                                  $1.84                   $ 6.12

              Premiums Paid (1)                                   $5.39                   $ 5.79

              DCF                                                 $6.28                   $10.07

              (1) BAS places less weight on the Premiums Paid Analysis because Cube's trading price reflects the announcement of the Recapitalization Agreement and, therefore, already contains a change of control premium.

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------
ANALYSIS AT VARIOUS PRICES
(Dollars in millions, except per share figures)

Consideration:
                                             -----
Current Cube Stock Price                     $4.34
                                             -----                     ------
                                                      $4.50    $4.75    $5.00    $5.50    $6.00    $6.50    $7.00    $7.50
Premium to Current Stock Price                 0.0%     3.6%     9.4%    15.1%    26.6%    38.1%    49.6%    61.2%    72.7%

Shares Outstanding                            20.1     20.1     20.1     20.1     20.1     20.1     20.1     20.1     20.1
Total Equity Consideration                   $87.2    $90.3    $95.4   $100.4   $110.4   $120.4   $130.5   $140.5   $150.6

Plus Debt                                      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Less Cash                                      2.4      2.4      2.4      2.4      2.4      2.4      2.4      2.4      2.4
                                             -----    -----    -----   ------   ------   ------   ------   ------   ------
Aggregate Value                              $84.8    $87.9    $92.9    $98.0   $108.0   $118.0   $128.1   $138.1   $148.1

Upside Case

Consideration as a Multiple of:
Equity Consideration/
  Net Income (1)
                                   -----
    LTM                             $4.8     18.2x    18.8x    19.9x    20.9x    23.0x    25.1x    27.2x    29.3x    31.4x
    2000E                           $8.1     10.8x    11.2x    11.8x    12.4x    13.6x    14.9x    16.1x    17.4x    18.6x
    2001E                          $18.8      4.6x     4.8x     5.1x     5.3x     5.9x     6.4x     6.9x     7.5x     8.0x

Aggregate Value/
  EBITDA (2)
    LTM                             $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2000E                          $11.0      7.7x     8.0x     8.4x     8.9x     9.8x    10.7x    11.6x    12.5x    13.4x
    2001E                          $22.8      3.7x     3.9x     4.1x     4.3x     4.7x     5.2x     5.6x     6.1x     6.5x
                                   -----

Downside Case

Consideration as a Multiple of:
Equity Consideration/
  Net Income (1)
                                   -----
    LTM                             $4.8     18.2x    18.8x    19.9x    20.9x    23.0x    25.1x    27.2x    29.3x    31.4x
    2000E                           $4.6     18.9x    19.5x    20.6x    21.7x    23.9x    26.1x    28.2x    30.4x    32.6x
    2001E                          $10.2      8.6x     8.9x     9.4x     9.9x    10.9x    11.9x    12.9x    13.8x    14.8x

Aggregate Value/
  EBITDA (2)
    LTM                             $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2000E                           $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2001E                          $13.6      6.2x     6.5x     6.8x     7.2x     7.9x     8.7x     9.4x    10.2x    10.9x
                                   -----

--------------------------------------------------------------------------------------------------------------------------
New Management Estimates

Consideration as a Multiple of:
Equity Consideration/
  Net Income (1)
                                   -----
    LTM                             $4.8     18.2x    18.8x    19.9x    20.9x    23.0x    25.1x    27.2x    29.3x    31.4x
    2000E                           $3.9     22.1x    22.9x    24.2x    25.5x    28.0x    30.6x    33.1x    35.7x    38.2x
    2001E                           $6.6     13.3x    13.8x    14.5x    15.3x    16.8x    18.4x    19.9x    21.4x    23.0x

Aggregate Value/
  EBITDA (2)
    LTM                             $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2000E                           $6.4     13.3x    13.8x    14.6x    15.4x    17.0x    18.5x    20.1x    21.7x    23.3x
    2001E                           $9.7      8.8x     9.1x     9.6x    10.1x    11.2x    12.2x    13.3x    14.3x    15.3x
                                   -----                               ------
--------------------------------------------------------------------------------------------------------------------------

(1) Net Income includes the effect of the Company's NOLs.
(2) EBITDA includes interest income.
Note: LTM as of June 30, 2000

                                                            CONFIDENTIAL & DRAFT

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

PROS AND CONS

- The Bears have made it clear that they are not willing to improve their $5.00 per share acquisition proposal. Therefore, the Board's likely alternatives are:

       i) If the Bears indicate they are not prepared to consummate the Recapitalization Agreement: "go it alone."

       ii)    Sell to the Bears at $5 a share.

---------------------------------------------------------------------------------------------------------------------------
ALTERNATIVES                                PROS                                                 CONS
---------------------------------------------------------------------------------------------------------------------------
NEW BEARS'              -    Provides cash to shareholders at a premium        -    No potential for upside if the Company
TRANSACTION                  to the current share price.                            recovers and achieves financial results
                                                                                    superior to current projections.
                        -    Is an "all cash, all shares" transaction.

                        -    Eliminates further downside risk to
                             shareholders if the Company's business
                             prospects continue to deteriorate.

                        -    Avoids potential lawsuit with the Bears.

---------------------------------------------------------------------------------------------------------------------------

TERMINATE THE           -    Potential for upside if the Company recovers      -    Further downside risk to shareholders
RECAPITALIZATION             and achieves financial results superior to             if the Company's business prospects
WITHOUT ANOTHER              current projections.                                   continue to deteriorate.
TRANSACTION
                        -    Company retains flexibility to seek strategic     -    Shareholders are subject to downside
                             alternatives once business has stabilized and          risk of existing and potential
                             ramped-up.                                             additional shareholder lawsuits.

                                                                               -    Significant risk that key management,
                                                                                    primarily franchise salesforce, may
                                                                                    leave the Company.

                                                                               -    Management does not believe it is able
                                                                                    to achieve New Management Estimates
                                                                                    without a stabilizing transaction.

                                                                               -    Cash to be tight going forward.
                                                                                    Relatively limited capital availability.

                                                                               -    Stock may not trade up even with
                                                                                    improved financial results until
                                                                                    management regains investor confidence.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW


















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

BEARS' PROPOSAL

STRUCTURAL OVERVIEW:

-    "All cash, all shares" transaction at $5.00 per share.

-    Two - Step, "going private" transaction
     -- Tender offer
     -- Back-end merger

-    Minimum condition in tender offer:  approximately 8 million shares.

-    Accelerated vesting and cash-out of options and restricted stock.

-    Agreement by Neal Aronson and Mike Leven to tender shares.

- Agreement by Mike Leven (and his family members) to contribute 870,000 shares of Cube common stock for same number of acquirer's stock. Also SARs equivalent to 200,000 shares.

- Agreement to permit Romaniello to purchase 400,000 shares of acquirer's stock and to loan him funds to do so. Also SARs equivalent to 250,000 shares.

MATERIAL CONDITIONS:

- Limited conditions and all representations and warranties qualified by any information provided in the diligence process. Material Adverse Change condition excludes known conditions and runs from date of new agreement. Also, "prospects" has been removed from definition of Material Adverse Effect.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
REVIEW OF STAND ALONE BUSINESS


















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

INFORMATION PROVIDED TO BAS


       - BAS was provided updated 2000 and 2001 estimates for the Company by Mike Leven. Mr. Leven also provided verbal updates, confirmations and details regarding such estimates.

       - BAS conducted several conference calls with Mr. Leven, Steve Romaniello and Paula Charles to discuss these projections and the current state of the Company and its business prospects. These discussions included a review of the following items (among others):

                    - A reduction in projected 2001 EBITDA below management's previous Downside case.

                    -    A reduction in the Company's backlog.

                    - A discussion of the difficulties the Company expects to have retaining key employees, primarily its franchise salesforce, in a stand-alone case.

       - Because of uncertainties the Company faces on a stand-alone basis, including its ability to retain its franchise sales force and issues arising from its liquidity constraints, and also because of the current transition of its financial reporting function to its newly hired CFO, management has advised BAS that it cannot provide meaningful estimates beyond 2001.

       - BAS interviewed representatives of the Bears and was verbally told a limited number of their financial modeling assumptions and views regarding future prospects of the business. However, the Bears would not disclose any additional information about their models or give BAS a copy of their model.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
NEW MANAGEMENT PROJECTIONS

                                             Management Estimates                        BAS Extrapolation
                                        ------------------------------    -----------------------------------------------
                                            2000E            2001E            2002E            2003E            2004E
                                            -----            -----            -----            -----            -----
Revenues:
                                        -------------    -------------    -------------    -------------    -------------
Franchise Royalty Fees (1)               $17,000,000      $22,625,267      $30,892,322      $39,592,802      $48,617,377
Other Fee Income (2)                       1,548,000        1,700,000        1,785,000        1,874,250        1,967,963
Franchise Application Fees                 4,130,000        2,500,000        2,500,000        2,500,000        2,500,000
                                         -----------      -----------      -----------      -----------      -----------
  Total Revenues                          22,678,000       26,825,267       35,177,322       43,967,052       53,085,339

Expenses:
G&A - Franchise (3)                       12,756,000       14,000,000       15,057,897       16,166,667       17,328,412
Franchise Sales Commissions                4,242,000        3,000,000        3,000,000        3,000,000        3,000,000
Public Company Expenses (4)                                   772,500          795,675          819,545          844,132
Interest Income (5)                         (684,000)        (600,000)        (916,166)      (1,145,103)      (1,382,347)
                                         -----------      -----------      -----------      -----------      -----------
  Total Expenses                          16,314,000       17,172,500       17,937,406       18,841,110       19,790,196

EBITDA                                     6,364,000        9,652,767       17,239,916       25,125,942       33,295,143

Depreciation and Amortization              2,126,000        2,600,000        2,600,000        2,600,000        2,600,000
Interest Expense                               2,000               --               --               --               --
                                         -----------      -----------      -----------      -----------      -----------

Pre Tax Income                             4,236,000        7,052,767       14,836,617       22,942,108       31,340,246
Taxes (6)                                    296,520          493,694        1,038,563        6,452,106       11,229,210
                                         -----------      -----------      -----------      -----------      -----------
Net Income                                $3,939,480       $6,559,073      $13,798,054      $16,490,003      $20,111,036
                                        -------------    -------------    -------------    -------------    -------------

                                        -------------    -------------    -------------    -------------    -------------
Wtd Avg Shares Outstanding                20,000,000       20,100,000       20,100,000       20,100,000       20,100,000
EPS                                            $0.20            $0.33            $0.69            $0.82            $1.00
                                        -------------    -------------    -------------    -------------    -------------

Current Year Openings (7)
                                        -------------    -------------    -------------    -------------    -------------
Microtel                                          58               50               56               56               54
Hawthorn                                          40               44               37               37               36
Best                                              65               65               56               56               54
                                         -----------      -----------      -----------      -----------      -----------
  Total                                          163              159              150              149              144
                                                                           -----------      -----------      -----------

Total Open Hotels
Microtel                                         228              270
Hawthorn                                         140              175
Best                                             174              229
                                         -----------      -----------
  Total                                          542              674
                                        -------------    -------------

Downside Case Franchise Royalties        $16,077,329      $22,499,484      $31,105,320      $40,316,064      $50,086,620
New Mgt. Estimates as a % of Downside          105.7%           100.6%            99.3%            98.2%            97.1%

Downside Case G&A Franchise              $10,244,806      $11,040,550      $11,874,819      $12,749,207      $13,665,371
Growth Rate                                                       7.8%             7.6%             7.4%             7.2%

Downside Case EPS                              $0.23            $0.51            $0.86            $0.92            $1.23
New Mgt. Estimates as a % of Downside           85.6%            64.0%            79.8%            89.2%            81.3%

(1) Franchise Royalty fees are projected assuming the openings as given above and similar RevPAR growth rate as the Downside case.
(2) Other Fee Income assumed to grow at a 5.0% rate in BAS Extrapolation.
(3) G&A Franchise assumed to grown at same annual rates of growth as Downside case in BAS Extrapolation.
(4) G&A Public Company Expenses assumed to grow at a 3.0% rate in BAS Extrapolation.
(5) Interest income equals 5.5% of the projected average cash balance in BAS Extrapolation.
(6) Taxes increase as NOLs are completely utilized.
(7) Openings reduced by (6.5)%, (7.0)% and (10)% for 2002, 2003 and 2004, respectively. Such percentage reductions equal the decline in the backlog (6/30/00 vs 3/31/00) for hotels under construction for 2002 and executed agreements not under construction not under construction for 2 [ILLEGIBLE]

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
REVIEW OF NEW MANAGEMENT ESTIMATES


















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
REVIEW OF COMPANY PROJECTIONS

-    BAS has reviewed three sets of projections provided by management.

       - The "UPSIDE CASE" is the original projections provided by the Company at the beginning of Q1 2000 and were included in the Offering Memorandum.

       - The "DOWNSIDE CASE" was provided to BAS later in the process before the signing of the Recapitalization Agreement as it became apparent to management that they would likely not be able to achieve the Upside Case as the competitive environment worsened and the state of the business and management's views on the future prospects of the business declined. The Downside case was provided to the Bears.

       - The "NEW MANAGEMENT ESTIMATES" were provided by senior management after the Recapitalization proposal was executed. Management has advised BAS that this forecast represents management's views on the business given the current competitive environment and state of the Company due to the sales process. This forecast assumes a strategic transaction is completed that will stabilize the Company and provide it with some liquidity; however, no changes in the business model or strategic direction have been made and public company expenses have remained in the model.

- Management has advised BAS that it does not believe it can achieve the New Management Estimates absent a transaction with the Bears and has not produced estimates that project the operating results of the business absent a strategic transaction.

- It is important to note that the Bears had prepared their own independent financial projections for the Company (which they informed BAS were different than the Upside or Downside cases) at the time they entered into the Recapitalization Agreement.

- Preparation of "New Management Estimates" does not, in any way, suggest that the Bears were unaware of the factors underlying these revised estimates or the consequences of those estimates on the Company at the time the Recapitalization Agreement was entered into.

- A review of the three scenarios and a listing of some of the major assumptions for each has been provided on the following pages.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
REVIEW OF COMPANY PROJECTIONS

                                                 2000E          2001E          2002E          2003E          2004E
                                              -----------    -----------    -----------    -----------    -----------
Upside Case (1)
Total Revenues                                $24,740,268    $36,444,709    $48,198,715    $60,630,964    $73,717,166

EBITDA                                         11,037,268     22,814,722     34,716,504     47,507,115     61,312,266

Pre-Tax Income                                  8,667,472     20,219,926     31,896,708     44,462,319     58,042,470

EPS                                                 $0.40          $0.93          $1.06          $1.40          $1.83

Downside Case (2)
Total Revenues                                $21,901,329    $28,567,484    $37,423,320    $46,884,064    $56,904,620

EBITDA                                          7,338,655     13,563,263     22,200,504     31,609,931     41,733,754

Pre-Tax Income                                  4,968,859     10,918,467     19,280,708     28,415,135     38,263,958

EPS                                                 $0.23          $0.51          $0.86          $0.92          $1.23

New Management Estimates (1)
Total Revenues                                $22,678,000    $26,825,267

EBITDA                                          6,364,000      9,652,767

Pre-Tax Income                                  4,236,000      7,052,767

EPS                                                 $0.20          $0.33

Downside Revenues / Upside Revenues                  88.5%          78.4%          77.6%          77.3%          77.2%

Downside EBITDA / Upside EBITDA                      66.5%          59.4%          63.9%          66.5%          68.1%

Downside Pre-Tax/Upside Pre-Tax                      57.3%          54.0%          60.4%          63.9%          65.9%

Downside EPS / Upside EPS                            57.3%          55.1%          81.5%          65.5%          67.1%

Downside Revenues / New Management Revenues           3.5%          -6.1%

Downside EBITDA / New Management EBITDA             -13.3%         -28.8%

Downside Pre-Tax / New Management Pre-Tax           -14.7%         -35.4%

Downside EPS / New Management EPS                   -13.4%         -36.0%

(1) Excludes management company operating results.
(2) Includes management company operating results.
Note: All Estimates taken from projections provided to BAS by Cube management.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
MAJOR ASSUMPTIONS

                    ----------------------------------------------    ----------------------------------------------
                                      Upside Case                                      Downside Case
                    ----------------------------------------------    ----------------------------------------------

                     2000E     2001E     2002E     2003E     2004E     2000E     2001E     2002E     2003E     2004E
                    ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Hotel Openings
Microtel                60        60        60        60        60        60        60        60        60        60
Hawthorn                49        49        49        49        49        40        40        40        40        40
Best                    73        73        73        73        73        60        60        60        60        60
                    ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Total                  182       182       182       182       182       160       160       160       160       160

Total Chain Sizes
Microtel               237       295       353       411       469       237       295       353       411       469
Hawthorn               149       197       245       293       341       140       179       218       257       296
Best                   178       241       304       367       430       165       215       265       315       365
                    ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Total                  564       733       902     1,071     1,240       542       689       836       983     1,130

RevPar Change
Microtel               9.3%      7.0%      5.5%      4.6%      4.2%      9.3%      3.6%      3.0%      3.0%      3.0%
Hawthorn              -5.0%      4.1%      3.7%      3.1%      2.9%     -9.5%      3.1%      3.0%      3.0%      3.0%
Best                  -6.3%      0.5%      1.1%      1.5%      1.7%    -11.6%      1.0%      1.0%      1.0%      1.0%

Chain RevPar
Microtel            $27.65    $29.59    $31.20    $32.65    $34.04    $27.66    $28.64    $29.50    $30.40    $31.31
Hawthorn            $48.70    $50.71    $52.60    $54.24    $55.77    $46.37    $47.81    $49.25    $50.74    $52.27
Best                $27.30    $27.43    $27.72    $28.13    $28.61    $25.76    $26.01    $26.27    $26.54    $26.80

Chain ADR
Microtel            $48.50    $50.10    $51.70    $53.31    $54.96    $48.50    $48.50    $48.89    $49.62    $50.56
Hawthorn            $81.50    $82.32    $83.47    $84.80    $86.24    $81.00    $81.00    $81.57    $82.79    $84.36
Best                $52.00    $53.14    $54.26    $55.40    $56.56    $51.00    $51.51    $52.03    $52.55    $53.07

Chain Occupancy
Microtel              57.0%     59.1%     60.4%     61.3%     61.9%     57.0%     59.1%     60.4%     61.3%     61.9%
Hawthorn              59.8%     61.6%     63.0%     64.0%     64.7%     57.3%     59.0%     60.4%     61.3%     62.0%
Best                  52.5%     51.6%     51.1%     50.8%     50.6%     50.5%     50.5%     50.5%     50.5%     50.5%

                    ---------------------------------------
                           New Management Estimates
                    ---------------------------------------
                                     % Change from Downside
                     2000E     2001E     2000E     2001E
                    ------    ------    ------    ------
Hotel Openings
Microtel                58        50      -3.3%    -16.7%
Hawthorn                40        44       0.0%     10.0%
Best                    65        65       8.3%      8.3%
                    ------    ------    ------    ------
Total                  163       159       1.9%     -0.6%

Total Chain Sizes
Microtel               228       270      -3.8%     -8.5%
Hawthorn               140       175       0.0%     -2.2%
Best                   174       229       5.5%      6.5%
                    ------    ------    ------    ------
Total                  542       674       0.0%     -2.2%

RevPar Change
Microtel                         3.8%                5.6%
Hawthorn                         3.0%               -3.2%
Best                             1.0%                0.0%

Chain RevPar
Microtel
Hawthorn
Best

Chain ADR
Microtel
Hawthorn
Best

Chain Occupancy
Microtel
Hawthorn
Best

Note: All estimates taken from projections provided to BAS by Cube management.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
REVIEW OF 2001 ESTIMATES: NEW MANAGEMENT CASE VS. DOWNSIDE CASE

                                  New Mgt        Downside      % Change
                                   2001E          2001E      From Downside    Comment
                               -------------  -------------  -------------    ------------------------------------------------------
Revenues:                       -----------    -----------      -----
Franchise Royalty Fees          $22,625,267    $22,499,484        0.6%        RevPAR projections have not changed materially.
Hotel Management Fees                    --        900,000         --         Cube is no longer managing hotels.
Other Fee Income                  1,700,000      1,585,000        7.3%
Franchise Application Fees        2,500,000      3,583,000      (30.2%)       Fee level suffering from loan forgiveness and rebates.
                                -----------    -----------      -----
  Total Revenues                 26,825,267     28,567,484       (6.1%)       Down -2.9% excluding management business.

Expenses:
G&A - Franchise                  14,000,000     11,040,550       26.8%        Expenses growing at an accelerated rate.
G&A - Management Co.                     --      1,000,000                    Cube is no longer managing hotels.
Franchise Sales Commissions       3,000,000      3,296,360       (9.0%)       No reduction to go along with lower App. Fees.
Public Company Expenses             772,500        772,500        0.0%
Interest Income                    (600,000)    (1,105,189)     (45.7%)       Lower cash balance and collections on notes.
                                -----------    -----------      -----
  Total Expenses                 17,172,500     15,004,221       14.5%        Up 21.1% excluding management busines.

EBITDA (1)                        9,652,767     13,563,263      (28.8%)       Down -29.6% excluding management business.

Depreciation and Amortization     2,600,000      2,644,796       (1.7%)
Interest Expense                         --             --         --
                                -----------    -----------      -----

Pre Tax Income                    7,052,767     10,918,467      (35.4%)
Taxes at 7%                         493,694        764,293      (35.4%)
                                -----------    -----------      -----
Net Income                       $6,559,073    $10,154,174      (35.4%)       Down -36.3% excluding management
                               -------------  -------------  -------------      business (tax affected).

                               -------------  -------------  -------------
Wtd Avg Shares Outstanding       20,100,000     20,100,000        0.00%
EPS                                   $0.33          $0.51      (35.4%)
                               -------------  -------------  -------------

Current Year Openings          -------------  -------------  -------------
Microtel                                 50             60      (16.7%)
Hawthorn                                 44             40       10.0%
Best                                     65             60        8.3%
                                -----------    -----------      -----
  Total                                 159            160       (0.6%)       On target on a consolidated basis.

Total Open Hotels
Microtel                                270            260        3.8%
Hawthorn                                175            179       (2.2%)
Best                                    229            224        2.2%
                                -----------    -----------      -----
  Total                                 674            663        1.7%        Less terminations predicted.
                               -------------  -------------  -------------

(1) All Interest Income has been included in EBITDA.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
REVIEW OF 2001 ESTIMATES: NEW MANAGEMENT CASE VS. DOWNSIDE CASE

-    GENERAL OBSERVATIONS

       - The industry has continued its pre-transaction trend of becoming increasingly competitive as multiple hotel companies have started a variety of aggressive franchising programs similar to those operated by Cube. Additionally, management believes that industry conditions have contributed to poor RevPAR performance at many of Cube's hotels which have fallen below management's original expectations resulting in lower royalty revenues. Management has, therefore, reduced RevPAR growth in the projections.

       - Additionally, as the Company's cash balance has deteriorated, Cube was forced to offer other incentive programs in order to "win" new contracts. The Company has increasingly relied on royalty rate reductions and other rebates on recent deals instead of development subsidies and other up-front investments. Cube's royalty rate structure and franchise pricing (application fees) power have deteriorated and are under significant pressure. BAS is not certain whether this change in business practice (or other similar changes) were performed independently or at the direction of the Bears.

-    REVENUES

       - Franchise royalty fees have increased $0.1 million from the downside case, from $22.5 million to $22.6 million, or 0.6%. Franchise royalty fee projections have not changed dramatically from the Downside Case; however, they are significantly lower than the Upside case for a number of reasons, primarily lower RevPAR performance of the existing portfolio and reduced projections for RevPAR growth. Additionally, the Company is projecting a decline in the number of royalty paying hotels (from the Upside Case) as the number of projected openings in 2001 has decreased from 182 to 159 and the number of projected terminations has increased from 15 to 30 (and such terminations include a number of Hawthorns that are among the largest revenue producers).

       - Additionally, the Company has projected an increased number of royalty rebates from hotels which are not performing satisfactorily. Such rebates are not always contractual obligations; however, management believes they are necessary to keep hotels in the chain and represents good long-term business decisions.

       - Other fee income has increased $0.1 million from the Downside case, from $1.6 million to $1.7 million, or 7.3%, due to minor changes in the Company's projections.

       - Application fees have decreased $(1.1) million from the Downside case, from $3.6 million to $2.5 million, or (30.2)% as a result of lower effective application fees after taking into consideration forgiven notes and refunded fees on a higher percentage of deals than originally projected.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
REVIEW OF 2001 ESTIMATES: NEW MANAGEMENT CASE VS. DOWNSIDE CASE

-    EXPENSES

       - General and administrative expenses are projected to increase $3.0 million (excluding one time costs) from the Downside case, from $11.0 million to $14.0 million, or 26.8% due to the following factors some of which may have existed before the signing of the Recapitalization:

                    - an increase in legal expenses from loan write-offs and other ongoing business problems.

                    -    an increase in bad debt expense.

                    - an increase in personnel and administrative costs due to hotel openings.

                    - an increase in other operating expenses associated with more open hotels.

                    - a decrease in deferred expense in 2000 due to more terminated and fewer executed franchise agreements.

                    - a decrease in deferred commission expense resulting from less covered draws.

       - Franchise sales commissions, which were historically lower than application fees, are now greater than these fees. Franchise sales commissions are projected to decrease ($0.3) million from the Downside case, from $3.3 million to $3.0 million, or (9.0)%. The profit on application fees is projected to decrease $(0.8) million from the Downside case, from $0.3 million to $(0.5) million due to the following factors:

                    - an increase in the forgiveness of notes issued by the Company and used by the franchisees to pay the application fees.

                    - an increase in refunded application fees for those franchisees who develop and open their hotels upon an agreed upon schedule.

                    - an increase in the number of license agreements terminated without a corresponding decrease in commissions refunded by the salesforce.

       - Interest income has also decreased $(0.5) million from the Downside case, from $1.1 million to $0.6 million, or (45.7)% due to a reduction in the amount of cash that Cube presently holds in the bank and a decrease in the interest income collected and/or recognized on outstanding notes.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
REVIEW OF COMPETITIVE ENVIRONMENT
























                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

CHANGING COMPETITIVE ENVIRONMENT IN FRANCHISING SINCE SIGNING RECAPITALIZATION

- Both Secondary and Primary hotel brands have continued to become more aggressive in their franchising efforts, reducing application fees, offering more up-front cash and reducing royalty and reservation/marketing fees in order to sign new deals. Examples of increased competitiveness which have had an effect on Cube's business since the signing of the Recapitalization Agreement are provided below:


- CENDANT. Cendant has redoubled its efforts in growing its original core business of hotel franchising. Examples include:

       - Created a $50 million development fund offering mezzanine financing in order to provide incentive programs for new construction and conversion projects which will finance up to 20% of the project cost and provide a development incentive up to a maximum loan amount of 5% of project cost.

       - Acquisition of the AmeriHost brand, an all new-build, budget competitor to Microtel.

       - Travelodge's new "No Gain, No Pain" policy which guarantees that a conversion hotel's business will improve by at least 15%.


- PARK INN. The Park Inn brand has entered into a joint venture with Carlson Hospitality in order to jump-start their franchising program. The JV is hiring eight franchise sales staff and has contacted several of the Company's salesman.


- LAQUINTA. LaQuinta announced the imminent launch of its new franchising program which is expected to kick-off at the beginning of next year. The Company believes this new program may be particularly successful in Texas and other areas in the Southwest.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

CHANGING COMPETITIVE ENVIRONMENT IN FRANCHISING SINCE SIGNING RECAPITALIZATION (CONT.)


- CHOICE. Many of Choice's brands have launched aggressive franchising programs including the following:

       - Econo Lodge - For new construction and conversion properties less than five years old, $7,500 reduction in initial fee (from $25,000 to $17,500); cash payment of $25,000 if property opens within 15 months of contract execution (new construction) or converts within the required date and is less than 5 years old. This brand is also offering a 1% rebate in royalty paid at the end of each year for years one and two (or 25% of the 4% fee).

       - Sleep Inn and Sleep Inn & Suites - Incentives up to $80,000 in cash to build a new franchise if open in specified time periods (after payment of a $40,000 application fee). No royalty fee paid in the first year and the royalty fee is 2.5% in the second year (or 50% of the full 5% rate).

       - Quality Inn and Quality Inn & Suites - Incentives up to $50,000 in cash to build a new franchise if the hotel opens in the specified time period (after payment of a $35,000 application fee). No royalty fee paid for 12 months running from the end of 20 months after contract execution, rebate of marketing fee for 12 months, and royalty reduction in year one from 4% to 3.25% and year two from 4% to 3.75%.


- VAGABOND INNS. Vagabond, an economy hotel brand focussed in the Western U.S., announced the kick-off of their franchising effort led by two former HFS executives. Application fees are targeted at $1,500 per hotel.


- Other hotel franchising companies such as Accor, AmericInn, Bass, Best Western, Candlewood, Hilton, Prime, Suburban Lodge and Wyndham (among others) continue to aggressively pursue hotel owners offering various incentives, many of which are similar to the new programs listed above.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
REVIEW OF APPLICATION FEES AND ROYALTY REDUCTION STRATEGIES




















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

REVIEW OF APPLICATION FEES AND ROYALTY REDUCTION PROGRAM


- Historically, the Company has often attracted franchising applications by offering certain financial incentives (in addition to attracting franchisees through the quality of its brands and attention to the needs of franchisees, among other factors) including (i) up-front development subsidies which are amortized over the life of the contract and repaid only if the hotel leaves the system; (ii) lower application fees and the forgiveness of application fees under certain circumstances; (iii) rebates and/or the reduction of royalty rates under certain circumstances and (iv) to aid in the development of the properties.

- In response to the intensifying competitive landscape in the franchising market and the Company's limited cash position, Cube has limited any sales incentives which require up-front capital investments and, instead, increasingly utilized lower effective application fees and reduced royalty rates to win applications.

- Application fees now average approximately $20,000 per hotel, with 55% being paid in cash and 45% paid in a note. However the note is often forgiven or up to 100% of the application fee is refunded if the hotel opens according to an agreed-upon schedule. Average current application fees for the three brands versus the average fees received several months ago are provided on the following page.

- Additionally, franchise salesmen are still paid their full commission for deals even if much of the application fee is refunded or forgiven by the Company. Therefore, application fees are no longer a profit center for the Company and are a net drain on cash.

- Although management states there is no standard deal, a significant number of all deals are getting rebates or other credits to the traditional royalty rate structure and only 1% of new deals will get a development subsidy. A review of a comparison of royalty rates being currently negotiated versus the traditional standard is provided on the following page.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

REVIEW OF APPLICATION FEES AND ROYALTY REDUCTION PROGRAM

- AVERAGE APPLICATION FEES:

    ------------------------------------------------------------------------------------------------------------------------
                           HISTORICAL AVG.           CURRENT AVG.                                OTHER
                           APPLICATION FEE        APPLICATION FEE (1)                           COMMENTS
                         -------------------  ---------------------------  -------------------------------------------------
    MICROTEL                 $18,000                $17,000 - $20,000       Management is now forgiving many of the notes
                                                                            issued to franchisees and/or rebating up to 100%
                                                                            of the application fees.

    HAWTHORN                 $22,000                     $25,000            Same as Microtel.

    BEST                     $11,000                $10,000 - $15,000       Most severe problem, Company will make the
                                                                            most aggressive deals with this brand.
    ------------------------------------------------------------------------------------------------------------------------

- AVERAGE ROYALTY RATES:

    ------------------------------------------------------------------------------------------------------------------------
                           HISTORICAL AVG.            CURRENT AVG.               APPROX. PERCENTAGE OF NEW APPLICATIONS
                            ROYALTY RATES            ROYALTY RATES                  WHERE ROYALTY RATES ARE REDUCED
                         -------------------  ---------------------------  -------------------------------------------------
    MICROTEL                4%, 5%, 6%                3%, 4.5%, 6%                                       20%

    HAWTHORN                    5%               Less 1% - 2% for one to                              30% - 40%
                                                        two years

    BEST                    3%, 4%, 5%             1%, 2%, 3%, 4%, 5%                              Greater than 50%
    ------------------------------------------------------------------------------------------------------------------------

  Source: Cube Management.

  (1) Current averages include notes issued by Cube and do not take into account the forgiveness of such notes or the fees that may be refunded.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
REVIEW OF BACKLOG COMPLIANCE PROGRAM


















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
REVIEW OF BACKLOG COMPLIANCE PROGRAM

- THE COMPLIANCE PROCESS THAT HAS REDUCED THE COMPANY'S BACKLOG DID NOT SIGNIFICANTLY DECREASE THE NUMBER OF PROJECTED OPENINGS FOR 2001 (159 COMPARED TO DOWNSIDE CASE TOTAL OF 165) AND, THEREFORE, IT DOES NOT HAVE A SIGNIFICANT IMPACT ON THE COMPANY'S FINANCIAL PROJECTIONS FOR 2001.

- HOWEVER, MANAGEMENT BELIEVES THAT THE BACKLOG REDUCTION COULD HAVE AN EFFECT ON THE PROJECTIONS IN FUTURE YEARS (ALTHOUGH SUCH PROJECTIONS HAVE NOT BEEN PREPARED BY MANAGEMENT).

       - During the first half of 2000, the Company implemented a comprehensive franchisee compliance program and restructured its sales force. The initiatives were undertaken to enable the Company to more effectively evaluate and, if necessary, terminate the license agreements of non-complying hotels, thereby "opening up" the related territory to new prospective franchisees.

       - The program evaluates hotels in development and open hotels to ensure such hotels conform to the license agreements in terms of opening milestones, quality standards, and financial obligations.

       - Additionally, the Company has begun to more stringently monitor the progress of franchisees converting accepted applications into executed license agreements and has more aggressively terminated accepted applications that have not progressed as required.

                                                            CONFIDENTIAL & DRAFT

REVIEW OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
BACKLOG COMPARISON BETWEEN 3/31/00 AND 6/30/00 TOTALS

------------------------------------------------------------------------------------------------

Backlog as of 3/31/00                            Hawthorn     Microtel         Best        Total
---------------------                            --------     --------         ----        -----
Open                                                  110          190          125          425

Executed Agreements and Under Construction             40           56           28          124
Executed Agreements but Not Under Construction        135          253           31          419
Approved Applications                                  66          102          128          296
                                                    -----        -----        -----        -----
   Total Under Development                            241          411          187          839

Open Plus Future Openings                             351          601          312        1,264

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

Backlog as of 6/30/00                            Hawthorn     Microtel         Best        Total
---------------------                            --------     --------         ----        -----
Open                                                  126          196          142          464

Executed Agreements and Under Construction             32           58           26          116
Executed Agreements but Not Under Construction        125          237           28          390
Approved Applications                                  46           26           53          125
                                                    -----        -----        -----        -----
   Total Under Development                            203          321          107          631

Open Plus Future Openings                             329          517          249        1,095

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

Difference (Number of Hotels)                    Hawthorn     Microtel         Best        Total
-----------------------------                    --------     --------         ----        -----
Open                                                   16            6           17           39

Executed Agreements and Under Construction             (8)           2           (2)          (8)
Executed Agreements but Not Under Construction        (10)         (16)          (3)         (29)
Approved Applications                                 (20)         (76)         (75)        (171)
                                                    -----        -----        -----        -----
   Total Under Development (1)                        (38)         (90)         (80)        (208)

Open Plus Future Openings (1)                         (22)         (84)         (63)        (169)

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

Difference (%)                                   Hawthorn     Microtel         Best        Total
--------------                                   --------     --------         ----        -----
Open                                                 14.5%         3.2%        13.6%         9.2%

Executed Agreements and Under Construction          -20.0%         3.6%        -7.1%        -6.5%
Executed Agreements but Not Under Construction       -7.4%        -6.3%        -9.7%        -6.9%
Approved Applications                               -30.3%       -74.5%       -58.6%       -57.8%
                                                    -----        -----        -----        -----
   Total Under Development (1)                      -15.8%       -21.9%       -42.8%       -24.8%

Open Plus Future Openings (1)                        -6.3%       -14.0%       -20.2%       -13.4%

------------------------------------------------------------------------------------------------

(1) Does not take into account historical opening percentages provided by the Company.

Source: Cube 3/31/00 and 6/30/00 10Q's.

--------------------------------------------------------------------------------
The most current backlog (which is updated daily) totals 1,152 open hotels or hotels in development, or an increase of 57 hotels since 6/30/00. The backlog is composed of 481 open hotels, 108 hotels under construction, 371 executed agreements and 192 approved applications.
--------------------------------------------------------------------------------

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
ANALYSIS OF STAND ALONE BUSINESS

                                                            CONFIDENTIAL & DRAFT

ANALYSIS OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

CUBE PER SHARE EQUITY REFERENCE RANGES - NEW MANAGEMENT ESTIMATES

The $5.00 all-cash purchase price represents a 15.1% premium to Cube's closing price on 9/15/00 of $4.344.

                               [GRAPHIC OMITTED]

      [The following table was depicted as a bar chart in the printed material.]


              -------------------------------------                                     ------------------------------------
               Current Price: $4.344                                                           Purchase Price: $5.00
              -------------------------------------                                     ------------------------------------


                                                                 Equity Value per Share
                                                            ---------------------------------
                                                                Low                   High
                                                            ------------          ------------

              Comparable Transactions                           $2.34                  $3.40

              Comparable Company                                $1.58                  $3.92

              Premiums Paid (1)                                 $5.39                  $5.79

              DCF (2)                                           $4.88                  $7.92


              (1) BAS places less weight on the Premiums Paid Analysis because Cube's trading price reflects the announcement of the Recapitalization Agreement and, therefore, already contains a change of control premium.

              (2) BAS has not been provided with updated management projections for the years 2002 through 2004 and has built such forecasts independently in order to complete the analysis. Please see page 15 for a review of BAS' assumptions. As a result, BAS places less weight on this analysis.

                                                            CONFIDENTIAL & DRAFT

ANALYSIS OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------

CUBE PER SHARE EQUITY REFERENCE RANGES - DOWNSIDE CASE ASSUMPTIONS

The $5.00 all-cash purchase price represents a 15.1% premium to Cube's closing price on 9/15/00 of $4.344.

                               [GRAPHIC OMITTED]

      [The following table was depicted as a bar chart in the printed material.]



              -------------------------------------                                     ------------------------------------
               Current Price: $4.344                                                           Purchase Price: $5.00
              -------------------------------------                                     ------------------------------------


                                                                        Equity Value per Share
                                                               -----------------------------------------
                                                                   Low                     High
                                                               ------------             ------------
              Comparable Transactions                             $2.70                   $ 3.44

              Comparable Company                                  $1.84                   $ 6.12

              Premiums Paid (1)                                   $5.39                   $ 5.79

              DCF                                                 $6.28                   $10.07

              (1) BAS places less weight on the Premiums Paid Analysis because Cube's trading price reflects the announcement of the Recapitalization Agreement and, therefore, already contains a change of control premium.

                                                            CONFIDENTIAL & DRAFT

ANALYSIS OF STANDALONE BUSINESS
--------------------------------------------------------------------------------
ANALYSIS AT VARIOUS PRICES
(Dollars in millions, except per share figures)

Consideration:
                                             -----
Current Cube Stock Price                     $4.34
                                             -----
                                                                       ------
                                                      $4.50    $4.75    $5.00    $5.50    $6.00    $6.50    $7.00    $7.50
Premium to Current Stock Price                 0.0%     3.6%     9.4%    15.1%    26.6%    38.1%    49.6%    61.2%    72.7%

Shares Outstanding                            20.1     20.1     20.1     20.1     20.1     20.1     20.1     20.1     20.1
Total Equity Consideration                   $87.2    $90.3    $95.4   $100.4   $110.4   $120.4   $130.5   $140.5   $150.3

Plus Debt                                      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Less Cash                                      2.4      2.4      2.4      2.4      2.4      2.4      2.4      2.4      2.4
                                             -----    -----    -----   ------   ------   ------   ------   ------   ------
Aggregate Value                              $84.8    $87.9    $92.9    $98.0   $108.0   $118.0   $128.1   $138.1   $148.1

Upside Case

Consideration as a Multiple of:
Equity Consideration/
  Net Income (1)
                                   -----
    LTM                             $4.8     18.2x    18.8x    19.9x    20.9x    23.0x    25.1x    27.2x    29.3x    31.4x
    2000E                           $8.1     10.8x    11.2x    11.8x    12.4x    13.6x    14.9x    16.1x    17.4x    18.6x
    2001E                          $18.8      4.6x     4.8x     5.1x     5.3x     5.9x     6.4x     6.9x     7.5x     8.0x

Aggregate Value/
  EBITDA (2)
    LTM                             $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2000E                          $11.0      7.7x     8.0x     8.4x     8.9x     9.8x    10.7x    11.6x    12.5x    13.4x
    2001E                          $22.8      3.7x     3.9x     4.1x     4.3x     4.7x     5.2x     5.6x     6.1x     6.5x
                                   -----

Downside Case

Consideration as a Multiple of:
Equity Consideration/
  Net Income (1)
                                   -----
    LTM                             $4.8     18.2x    18.8x    19.9x    20.9x    23.0x    25.1x    27.2x    29.3x    31.4x
    2000E                           $4.6     18.9x    19.5x    20.6x    21.7x    23.9x    26.1x    28.2x    30.4x    32.6x
    2001E                          $10.2      8.6x     8.9x     9.4x     9.9x    10.9x    11.9x    12.9x    13.8x    14.8x

Aggregate Value/
  EBITDA (2)
    LTM                             $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2000E                           $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2001E                          $13.6      6.2x     6.5x     6.8x     7.2x     7.9x     8.7x     9.4x    10.2x    10.9x
                                   -----

--------------------------------------------------------------------------------------------------------------------------
New Management Estimates

Consideration as a Multiple of:
Equity Consideration/
  Net Income (1)
                                   -----
    LTM                             $4.8     18.2x    18.8x    19.9x    20.9x    23.0x    25.1x    27.2x    29.3x    31.4x
    2000E                           $3.9     22.1x    22.9x    24.2x    25.5x    28.0x    30.6x    33.1x    35.7x    38.2x
    2001E                           $6.6     13.3x    13.8x    14.5x    15.3x    16.8x    18.4x    19.9x    21.4x    23.0x

Aggregate Value/
  EBITDA (2)
    LTM                             $7.3     11.6x    12.0x    12.7x    13.4x    14.8x    16.2x    17.5x    18.9x    20.3x
    2000E                           $6.4     13.3x    13.8x    14.6x    15.4x    17.0x    18.5x    20.1x    21.7x    23.3x
    2001E                           $9.7      8.8x     9.1x     9.6x    10.1x    11.2x    12.2x    13.3x    14.3x    15.3x
                                   -----                               ------
--------------------------------------------------------------------------------------------------------------------------

(1) Net Income includes the effect of the Company's NOLs.
(2) EBITDA includes interest income.
Note: LTM as of June 30, 2000

                                                            CONFIDENTIAL & DRAFT

ANALYSIS OF STANDALONE BUSINESS
--------------------------------------------------------------------------------
SUMMARY SHARES OUTSTANDING

-----------------------------------
ACQUISITION PRICE             $5.00
-----------------------------------

Option     Number of      Value of     Less Exercise    Net Option   Incremental
Price       Options       Options          Price           Value     Shares Out.
------     ---------     ----------    -------------    ----------   -----------
 $0.10       38,990        $194,950          $4,032      $190,918         38,184
 $0.11       18,817          94,085           2,140        91,945         18,389
 $4.50      545,700       2,728,500       2,455,650       272,850         54,570
 $4.55       36,000         180,000         163,800        16,200          3,240
 $4.81      155,450         777,250         747,715        29,536          5,907
 $5.81       32,000              --              --            --             --
 $6.38        2,000              --              --            --             --
 $8.13        1,000              --              --            --             --
 $9.78       14,000              --              --            --             --
$10.00       10,000              --              --            --             --
$13.00        4,000              --              --            --             --
$13.50       22,000              --              --            --             --

            -------      ----------      ----------      --------     ----------
            879,957      $3,974,785      $3,373,336      $601,449        120,290

        Incremental Shares from Options (Treasury Method)                120,290

        Class A Shares                                                17,245,834

        Class B Shares                                                 2,707,919
                                                                      ----------

--------------------------------------------------------------------------------
Full Diluted Shares Outstanding                                       20,074,043
--------------------------------------------------------------------------------

Note: Share and Option information from Cube management.

                                                            CONFIDENTIAL & DRAFT

ANALYSIS OF STAND ALONE BUSINESS
--------------------------------------------------------------------------------
COMPONENTS OF ANALYSIS

BAS CONSIDERED FOUR PRIMARY FINANCIAL ANALYSES IN ITS REVIEW OF THE STANDALONE
BUSINESS:

A.   COMPARABLE TRANSACTION ANALYSIS:     This analysis focuses on multiples
                                          paid in the most comparable change of
                                          control transactions, therefore
                                          reflecting the theoretical values
                                          which could be paid for the Company.
                                          Selected pending and completed M&A
                                          transactions are analyzed with respect
                                          to both operating performance and
                                          valuation data, resulting in an
                                          implied private market valuation.

B.   COMPARABLE COMPANY ANALYSIS:         This analysis focuses on multiples of
                                          currently traded public companies,
                                          therefore reflecting the theoretical
                                          values which public investors would
                                          pay for the Company. Selected publicly
                                          traded companies are analyzed with
                                          respect to both operating performance
                                          and valuation data, resulting in an
                                          implied public market valuation.

C.   PREMIUMS PAID ANALYSIS:              This analysis focuses on premiums paid
                                          in the most comparable change of
                                          control transactions, therefore
                                          reflecting the theoretical values
                                          which could be paid for the Company.
                                          Selected completed M&A transactions
                                          are analyzed with respect to premiums
                                          paid compared to the closing trading
                                          price of the target one day, one week
                                          and one month prior to announcement of
                                          the transaction.

D.   DISCOUNTED CASH FLOW ANALYSIS:       The Company's long-term earnings
                                          potential is analyzed by looking at
                                          its ability to generate free cash flow
                                          to the investor. The cash flows
                                          estimated to be generated by the
                                          Company and the potential terminal
                                          value of the Company five years out is
                                          discounted back to the current date at
                                          various discount rates to determine
                                          the potential value of such cash flow
                                          streams in current dollars.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
COMPARABLE TRANSACTION ANALYSIS

















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

COMPARABLE TRANSACTION ANALYSIS
--------------------------------------------------------------------------------
REFERENCE RANGE

                                                                                                                  Equity Value Range
                                     Multiple Range  Aggregate Value Range              Equity Value Range             per Share
                        Operating    --------------  ---------------------    Less      ------------------        ------------------
                       Statistic (1)  Low     High      Low       High     Net Debt (2)   Low       High   Shares   Low       High
                       ------------- -----   ------  --------- ----------- ------------ -------   -------- ------ -------   --------

Upside Case

   2000 EBITDA             $11.0      7.0x  -  9.0x     $77.3  -  $99.3      ($2.4)      $79.7  -  $101.8   20.1   $3.97  -  $5.07

Downside Case

   2000 EBITDA              $7.4      7.0x  -  9.Ox     $51.8  -  $66.6      ($2.4)      $54.2  -   $69.0   20.1   $2.70  -  $3.44

------------------------------------------------------------------------------------------------------------------------------------
New Management Estimates

   LTM EBITDA               $7.3      7.0x  -  9.0x     $51.2  -  $65.8      ($2.4)      $53.6  -   $68.2   20.1   $2.67  -  $3.40
   2000 EBITDA              $6.4      7 Ox  -  9.Ox     $44.5  -  $57.3      ($2.4)      $47.0  -   $59.7   20.1   $2.34  -  $2.97

------------------------------------------------------------------------------------------------------------------------------------
BAS Reference Ran                                                                                                  $2.34  -  $3.40
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) Projections from Cube management.
(2) Equals cash balance as of June 30, 2000.

                                                            CONFIDENTIAL & DRAFT

COMPARABLE TRANSACTION ANALYSIS
--------------------------------------------------------------------------------
MERGER MARKET ANALYSIS

(dollars in millions, except per share data)

====================================================================================================================================
  Date                                                                                Agg. Val.  Number   Agg. Value/   Agg. Value/
  Ann.   Target Name                                Acquiror Name                      ($mil)    of Keys  Num. of Keys  LTM EBITDA
------------------------------------------------------------------------------------------------------------------------------------
 8/18/00 Brands of AmeriHost Properties             Cendant Corporation                     NA     5,203            NA      NA

 2/28/00 Bristol Hotels & Resorts, Inc.             Bass PLC                            $155.6    29,228        $5,322     10.3x

 9/19/99 Promus Hotel Corp.                         Hilton Hotels Corp.                3,783.1   198,526        19,056     8.8x

 1/6/99  ExecuStay Corp                             Marriott International Inc           139.9     5,350        26,150     11.1x

 3/23/98 Summerfield Hotel Corp                     Patriot Amer Hosp/Wyndham Intl       298.9     4,681        63,857     8.9x

 9/9/97  Westin Hotel Co                            Starwood Lodging Trust             1,829.6    49,661        36,842     13.Ox

 9/2/97  Doubletree Corp                            Promus Hotel Corp                  2,217.2    59,059        37,541     12.8x

 4/14/97 Wyndham Hotel Corp                         Patriot Amer Hosp/Wyndham Intl       850.2    26,595        31,967     15.0x

 3/1/97  Renaissance Hotel Group                    Marriott International             1,000.0    46,425        21,540      NA

 9/19/96 Equity Inns Lessee                         Interstate Hotels                     53.0     6,246         8,485     6.7x

12/20/95 Nat'l Gaming, Motels of Amer, Travelodge   HFS                                  170.0    36,000         4,722      NA

12/19/95 RFS, Inc.                                  Doubletree Corp                       58.1     6,700         8,672      9.2x

11/28/94 Westin Hotels & Resorts                    Starwood Capital, Goldman Sachs      561.0    40,000        14,025     10.2x

 2/15/93 Super 8 Hotels                             Hospitality Franchise Systems        125.0        NA            NA     7.8x

 1/13/92 Days Inns of America, Inc.                 Hospitality Franchise Systems        251.0        NA            NA     5.0x

 6/10/90 Howard Johnson & Ramada (Prime Motor Inns) Blackstone Capital                   170.0        NA            NA     11.3x
------------------------------------------------------------------------------------------------------------------------------------

                                                    --------------------------------------------------------------------------------
                                                                  Total Average                                $23,182     1O.Ox
                                                                  Total Median                                 $2O,298     1O.2x
                                                    --------------------------------------------------------------------------------

Source: Securities Data Company, SEC Filings, FactSet, Bloomberg News.

Note: Aggregate value and number of keys data obtained from press releases and SEC public filings.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS

















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

COMPARABLE COMPANY ANALYSIS
--------------------------------------------------------------------------------
REFERENCE RANGE

(dollars in million except per share figures)

                                                                                                                  Equity Value Range
                                     Multiple Range  Aggregate Value Range              Equity Value Range             per Share
                        Operating    --------------  ---------------------    Less      ------------------        ------------------
                       Statistic (1)  Low     High      Low       High     Net Debt (2)   Low       High   Shares   Low       High
                       ------------- -----   ------  --------- ----------- ------------ -------   -------- ------ -------   --------
Upside Case
   2000 EPS                $0.40      8.0x  -  13.0x                                                               $3.20  -   $5.20
   2001 EPS                $0.92      7.0x  -  12.0x                                                               $6.44  -  $11.04

   2000 EBITDA             $11.0      6.0x  -   8.0x     $66.2  -   $88.3    ($2.4)       $68.6  -   $90.7  20.1   $3.42  -   $4.52
   2001 EBITDA             $22.8      5.0x  -   7.5x    $114.1  -  $171.1    ($2.4)      $116.5  -  $173.5  20.1   $5.80  -   $8.64

Downside Case
   2000 EPS                $0.23      8.0x  -  13.0x                                                               $1.84  -   $2.99
   2001 EPS                $0.51      7.0x  -  12.0x                                                               $3.57  -   $6.12

   2000 EBITDA              $7.4      6.0x  -   8.0x     $44.4  -   $59.2    ($2.4)       $46.8  -   $61.6  20.1   $2.33  -   $3.07
   2001 EBITDA             $13.6      5.0x  -   7.5x     $68.0  -  $102.0    ($2.4)       $70.4  -  $104.4  20.1   $3.51  -   $5.20

------------------------------------------------------------------------------------------------------------------------------------
New Management Estimates
   LTM EPS                 $0.24      8.0x  -  13.0x                                                        20.1   $1.91  -   $3.10
   2000 EPS                $0.20      8.0x  -  13.0x                                                        20.1   $1.58  -   $2.56
   2001 EPS                $0.33      7.0x  -  12.0x                                                        20.1   $2.28  -   $3.92

   LTM EBITDA               $7.3      6.0x  -   8.0x     $43.8  -   $58.4    ($2.4)       $46.2  -   $60.8  20.1   $2.30  -   $3.03
   2000 EBITDA              $6.4      6.0x  -   8.0x     $38.2  -   $50.9    ($2.4)       $40.6  -   $53.3  20.1   $2.02  -   $2.66
   2001 EBITDA              $9.7      5.0x  -   7.5x     $48.3  -   $72.4    ($2.4)       $50.7  -   $74.8  20.1   $2.52  -   $3.73
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   BAS Reference Range                                                                                             $1.58  -   $3.92
------------------------------------------------------------------------------------------------------------------------------------

(1) Projections from Cube management.
(2) Equals cash balance as of June 30, 2000.

                                                            CONFIDENTIAL & DRAFT

COMPARABLE COMPANY ANALYSIS
--------------------------------------------------------------------------------
MULTIPLE RANGES

                      (Dollars in millions, except per share data)

                                                                                              12 Month
                                                                       Shares    Price      -------------   % Above    Market
Company                                                      Symbol     O/S      9/8/00     Low      High     Low       Cap.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                             ------
Franchisors/ Choice Hotels International, Inc.                CHH        52.8     $8.50     $8.13    17.38     4.6%    $448.8
Management   Four Seasons Hotels                               FS        33.8     78.50     34.06    81.25   130.5%   2,653.3
Companies    Cendant Corporation (3)                           CD       726.2     13.00     11.84    26.94     9.8%   9,440.6
             Marriott International, Inc.                     MAR       240.1     38.63     26.13    42.38    47.8%   9,272.7
             MeriStar Hotels & Resorts, Inc.                  MMH        35.9      2.44      2.13     3.63    14.7%      87.4
             U.S. Franchise Systems, Inc. (4)                 USFS       20.1      4.13      3.75    17.38    10.0%      82.8
                                                 Average                                                      36.2%
               Average (excluding Cube and Four Seasons)                                                      19.2%
                                                  Median                                                      12.4%
                Median (excluding Cube and Four Seasons)                                                      12.2%

Owners/      Accor SA (8)                                    ACRFY      393.6    $21.63    $18.13     26.47   19.3%  $8,510.7
Operators    Bass PLC (9)                                     BAS       873.0      9.88      9.56     13.88    3.3%   8,620.9
             WestCoast Hospitality Corp.                      WEH        12.9      6.44      5.50      8.63   17.0%      83.4
             Granada Compass PLC (9)                         GCP LN   2,236.0     12.03     10.99     12.25    9.5%  26,906.1
             Hilton Hotels Corp. (5)                          HLT       368.5     11.50      6.38     11.63   80.4%   4,237.9
             Prime Hospitality Corp.                          PDQ        45.1     10.38      7.25     11.00   43.1%     467.9
             Starwood Hotels & Resorts (6)                    HOT       193.3     32.69     19.50     35.56   67.6%   6,319.9
             Wyndham International (7)                        WYN       167.8      2.19      1.69      3.94   29.6%     367.1
                                                 Average                                                      33.7%
                                                  Median                                                      36.6%

               Overall Average (excluding Cube and Four Seasons)                                              28.9%
               Overall Median (excluding Cube and Four Seasons)                                               18.2%

             S&P 500                                          SP50             1,494.50  1,233.70  1,553.11   21.1%
             Nasdaq                                           COMP             3,978.41  2,632.01  5,132.52   51.2%
                                                                                                             ------

                                                                       Calendar EPS (2)     Secular    Price/Earnings      1999 P/E
                                                              Agg.   --------------------   Growth   -------------------   to Growth
Company                                                    Value (1) 1999A  2000E   2001E    Rate    1999A  2000E  2001E      Rate
------------------------------------------------------------------------------------------------------------------------------------

Franchisors/ Choice Hotels International, Inc.               $767.4  $1.03   $1.09   $1.22    16%     8.3x   7.8x   7.0x     51.6%
Management   Four Seasons Hotels                            2,768.5   1.71    1.95    2.48    16%    45.9x  40.3x  31.7x    286.9%
Companies    Cendant Corporation (3)                       12,647.6   1.04    1.04    1.10    15%    12.5x  12.5x  11.8x     83.3%
             Marriott International, Inc.                  10,820.7   1.60    1.90    2.17    15%    24.1x  20.3x  17.8x    160.9%
             MeriStar Hotels & Resorts, Inc.                  179.7   0.24    0.31    0.39    22%    10.2x   7.9x   6.3x     46.2%
             U.S. Franchise Systems, Inc. (4)                  80.4   0.28    0.20    0.33    30%    14.7x  20.9x  12.6x     49.1%
                                                 Average                                      19%    19.3x  18.3x  14.5x     11.3%
               Average (excluding Cube and Four Seasons)                                      17%    13.8x  12.1x  10.7x    125.8%
                                                  Median                                      16%    13.6x  16.4x  12.2x     67.5%
                Median (excluding Cube and Four Seasons)                                      16%    11.3x  10.2x   9.4x     83.3%

Owners/      Accor SA (8)                                 $10,359.7  $0.90   $1.05   $1.25    17%    24.0x  20.6x  17.3x    141.3%
Operators    Bass PLC (9)                                  11,176.9   1.03    0.90    0.92     6%     9.6x  11.0x  10.7x    159.8%
             WestCoast Hospitality Corp.                      254.7   0.71    0.61      NA    15%     9.1x  10.6x     NA     60.4%
             Granada Compass PLC (9)                       30,059.8   0.48    0.53    0.59    12%    25.1x  22.7x  20.4x    208.9%
             Hilton Hotels Corp. (5)                       10,160.9   0.58    0.69    0.78    15%    19.8x  16.7x  14.7x    132.2%
             Prime Hospitality Corp.                          846.7   1.05    1.16    1.29    10%     9.9x   8.9x   8.0x     98.8%
             Starwood Hotels & Resorts (6)                 11,746.9   1.54    1.90    2.23    17%    21.2x  17.2x  14.7x    124.9%
             Wyndham International (7)                      4,024.1  (1.21)  (0.65)  (0.49)    8%       NM     NM     NM        NM
                                                 Average                                      13%    17.0x  15.4x  14.3x    132.3%
                                                  Median                                      12%    16.9x  13.8x  14.3x    146.1%

               Overall Average (excluding Cube and Four Seasons)                              14%    15.8x  14.2x  12.9x    115.3%
               Overall Median (excluding Cube and Four Seasons)                               15%    12.5x  12.5x  13.2x    124.9%

             S&P 500                                                 50.82   57.65   63.04     NA    29.4x  25.9x  23.7x         NA
             Nasdaq
                                                                                                            ------------    --------

(1) Aggregate value is defined as market capitalization plus total debt less cash and cash equivalents.
(2)   Estimates are from Banc of America, IBES or First Call.
(3) Cendant financials are pro forma for all one time expenses associated with the CUC merger and settlement.
(4)   USFS estimates are from management.
(5)   Hilton operating data and debt pro forma for Promus acquisition.
(6) Starwood financials are pro forma for ITT and Westin acquisitions, and sale of Caesars.
(7) Wyndham financials are pro forma for Apollo/Thomas H. Lee/Beacon Investment, C-Corp restructuring, new debt financing and Interstate spin-off.
(8) Accor information converted to US Dollars from Euros using exchange rate of $0.87 per Euro, as of 9/8/00.
(9) Bass and Granada information converted to U.S. Dollars from pounds using exchange rate of $12.03 per pound, as of 9/8/00.

                                                            CONFIDENTIAL & DRAFT

COMPARABLE COMPANY ANALYSIS
--------------------------------------------------------------------------------
MULTIPLE RANGES

(Dollars in millions, except per share data)

                                                                                   LTM (1)                 LTM Margins
                                                                  LTM    --------------------------   --------------------
Company                                                          Ended   Revenues   EBIDTA     EBIT   EBITDA   EBIT    Net
----------------------------------------------------------------------------------------------------------------------------
Franchisors/ Choice Hotels International, Inc.                  6/30/00    $162.9    $104.4    $94.1   64.1%   57.8%  32.4%
Management   Four Seasons Hotels                                6/30/00     211.4      81.8     73.0   38.7%   34.5%  30.6%
Companies    Cendant Corporation (3)                            6/30/00   4,959.0    -744.0   -931.0      NM      NM     NM
             Marriott International, Inc.                       6/30/00   9,360.0   1,041.0    861.0   11.1%    9.2%   4.3%
             MeriStar Hotels & Resorts, Inc.                    6/30/00   1,334.2      34.4     27.7    2.6%    2.1%   1.0%
             U.S. Franchise Systems, Inc. (4)                   6/30/00      23.4       7.3      4.8   31.2%   20.5%     NM
                                                 Average
               Average (excluding Cube and Four Seasons)
                                                  Median
                Median (excluding Cube and Four Seasons)

Owners/      Accor SA (8)                                       12/31/99 $5,289.6    $937.5   $626.4   17.7%   11.8%   5.6%
Operators    Bass PLC (9)                                       4/15/00   7,032.0   1,632.4  1,249.6   23.2%   17.8%   6.9%
             WestCoast Hospitality Corp.                        6/30/00     120.2      30.5     21.3   25.4%   17.7%   5.4%
             Granada Compass PLC (9)                            12/31/00 12,690.7   2,150.5      0.0   16.9%      NM   5.8%
             Hilton Hotels Corp. (5)                            6/30/00   3,309.0   1,137.0    748.0   34.4%   22.6%   7.2%
             Prime Hospitality Corp.                            6/30/00     551.9     170.9    136.9   31.0%   24.8%  10.8%
             Starwood Hotels & Resorts (6)                      6/30/00   4,198.0   1,447.0    961.0   34.5%   22.9%   7.7%
             Wyndham International (7)                          6/30/00   2,489.7     668.4    382.8   26.8%   15.4%     NM
                                                 Average
                                                  Median

       Overall Average (excluding Cube and Four Seasons)
        Overall Median (excluding Cube and Four Seasons)

                                                                  Aggregate Value/                           Capitalization
                                                         -------------------------------            --------------------------------
                                                           LTM     LTM    2000E   2001E    Total    Debt/    Debt/     LTM    Price/
Company                                                  Revenues EBIDTA  EBIDTA  EBIDTA  Debt (2)  Equity  Ttl. Cap   ROE     Book
------------------------------------------------------------------------------------------------------------------------------------
Franchisors/ Choice Hotels International, Inc.              4.7x    7.4x    6.9x    6.4x     336.2       NM    82.5%    73.8%   6.3x
Management   Four Seasons Hotels                           13.1x   33.9x      NM   24.9x     256.0    58.9%    37.0%    14.9%   6.1x
Companies    Cendant Corporation (3)                        2.6x      NM    7.3x    6.3x   4,441.0   178.6%    64.1%       NM   3.8x
             Marriott International, Inc.                   1.2x   10.4x   10.2x    8.8x   1,958.0    68.2%    40.6%    14.1%   3.2x
             MeriStar Hotels & Resorts, Inc.                0.1x    5.2x    5.8x    4.5x      85.4    87.8%    46.7%    13.6%   0.9x
             U.S. Franchise Systems, Inc. (4)               3.4x   11.0x   12.6x    8.3x       0.0     0.0%     0.0%       NM   1.5x
                                                 Average           13.6x    8.6x    9.9x                       45.2%    29.1%   3.6x
               Average (excluding Cube and Four Seasons)            7.7x    7.5x    6.5x                       58.5%    33.9%   3.5x
                                                  Median           10.4x    7.3x    7.4x                       43.7%    14.5%   3.5x
                Median (excluding Cube and Four Seasons)            7.4x    7.1x    6.3x                       55.4%    14.1%   3.5x

Owners/      Accor SA (8)                                   2.0x   11.1x    8.1x    7.2x  $2,997.0    91.4%    47.8%     9.0%   3.0x
Operators    Bass PLC (9)                                   1.6x    6.8x    9.0x   10.3x   2,598.0    62.9%    38.6%    11.7%   1.5x
             WestCoast Hospitality Corp.                    2.1x    8.4x    6.7x      NA     170.9   159.9%    61.5%     6.0%   0.8x
             Granada Compass PLC (9)                        2.4x   14.0x   18.4x   17.3x   3,456.3   178.4%    64.1%    37.9%   9.8x
             Hilton Hotels Corp. (5)                        3.1x    8.9x    8.0x    7.6x   6,031.0   392.6%    79.7%    15.4%   2.8x
             Prime Hospitality Corp.                        1.5x    5.0x    5.1x    5.3x     405.8    63.5%    38.8%     9.3%  11.1x
             Starwood Hotels & Resorts (6)                  2.8x    8.1x    7.6x    7.2x   5,663.0   152.1%    60.3%     8.7%  34.4x
             Wyndham International (7)                      1.6x    6.0x    6.1x    5.9x   3,564.4   170.9%    63.1%       NM   2.3x
                                                 Average            8.5x    8.6x    8.7x                       56.7%
                                                  Median            8.2x    7.8x    7.2x                       60.9%

       Overall Average (excluding Cube and Four Seasons)            8.3x    8.3x    7.9x                       57.3%
        Overall Median (excluding Cube and Four Seasons)            8.1x    7.5x    7.2x                       60.9%
                                                                         ---------------                      ------

(1) All data excludes extraordinary items, losses or gains from discontinued operations and cumulative effects of accounting change.
(2)   Total debt includes short-term debt.
(3) Cendant financials are pro forma for all one time expenses associated with the CUC merger and settlement.
(4)   USFS estimates are from management.
(5)   Hilton operating data and debt pro forma for Promus acquisition.
(6) Starwood financials are pro forma for ITT and Westin acquisitions, and sale of Caesars.
(7) Wyndham financials are pro forma for Apollo/Thomas H. Lee/Beacon Investment, C-Corp restructuring, new debt financing and Interstate spin-off.
(8) Accor information converted to US Dollars from Euros using exchange rate of $0.87 per Euro, as of 9/8/00.
(9) Bass and Granada information converted to U.S. Dollars from pounds using exchange rate of $12.03 per pound, as of 9/8/00.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS


















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

PREMIUMS PAID ANALYSIS
--------------------------------------------------------------------------------
REFERENCE RANGE

                                                   -----------------------------
                                                      PREMIUM OVER STOCK PRICE
                                                       PRIOR TO ANNOUNCEMENT
                                                   -----------------------------
                                                   One Day   One Week  One Month
                                                   -----------------------------

Median Premium - All Transactions                   24.7%     30.0%      33.4%

Implied Value based on 9/15/00 Price of $4.34       $5.42     $5.65      $5.79

Median Premium - Purchase Transactions Only         24.1%     29.3%      32.4%

Implied Value based on 9/15/00 Price of $4.34       $5.39     $5.62      $5.75

             -------------------------------------------------------------------
             Implied Cube Reference Range                     $5.39   -  $5.79
             -------------------------------------------------------------------

----------
Based on Completed acquisitions between $100 million and $300 million, excluding technology and biotech deals announced between 1/1/98 and 9/9/90.
Excludes share repurchases, privatizations and transactions with undisclosed terms.
Includes 281 transactions.
Source: Thomson Financial Securities Data.

(1) BAS places less weight on the Premiums Paid Analysis because Cube's trading price reflects the announcement of the Recapitalization Agreement and, therefore, already contains a change of control premium.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS

















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
DCF - ASSUMES NEW MANAGEMENT CASE

(Dollars in millions, except per share data)

                                                                     Fiscal Year Ended December 31,
                                                           1999     2000P    2001P    2002P    2003P    2004P
                                                           -----    -----    -----    -----    -----    -----
Revenues                                                   $19.7    $22.7    $26.8    $35.2    $44.0    $53.1
EBITDA (1)                                                   7.5      6.4      9.7     17.2     25.1     33.3
Depreciation & Amortization                                  1.9      2.1      2.6      2.6      2.6      2.6
                                                           -----    -----------------------------------------
  EBIT                                                       5.6      4.2      7.1     14.6     22.5     30.7
Taxes                                                                 0.3      0.5      1.0      6.5     11.2
                                                                    -----------------------------------------
  Unlevered Net Income                                                3.9      6.6     13.6     16.1     19.5

Plus: Depreciation & Amortization                                     2.1      2.6      2.6      2.6      2.6
Less: (Increase)/Decrease in Working Capital                         (0.0)    (0.1)    (0.1)    (0.1)    (0.1)
Less: Capital Expenditures                                           (0.3)    (0.3)    (0.3)    (0.3)    (0.3)
Less: Development Subsidies                                          (3.4)    (0.6)    (0.6)    (0.6)    (0.6)
                                                                    -----    -----    -----    -----    -----
  Unlevered Free Cash Flow                                           $2.3     $8.2    $15.2    $17.7    $21.1

Assumptions:
     Revenue Growth                                                 15.1%    18.3%    31.1%    25.0%    20.7%
     EBITDA Margin                                        38.3%     28.1%    36.0%    49.0%    57.1%    62.7%
     EBITDA Growth                                                 (15.7%)   51.7%    78.6%    45.7%    32.5%
     Tax Rate                                                        7.0%     7.0%     7.1%    28.6%    36.6%
     Change in Wkg. Capital as as a % of Total Revenues              0.2%     0.4%     0.3%     0.3%     0.2%

Note: BAS has not been provided with updated management projections for the years 2002 through 2004 and has built such forecasts independently in order to complete the analysis. Please see page 15 for a review of BAS' assumptions. As a result, BAS places less weight on this analysis.

(1)   EBITDA includes all interest income.

Note: Projections from Cube.

                                                            CONFIDENTIAL & DRAFT

DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
DISCOUNT RATE / EXIT MULTIPLE MATRIX - ASSUMES NEW MANAGEMENT CASE

(Dollars in millions, except per share data)

                  -------------   --------------------------       ---------------------------
                        A                     B                =                C
                  -------------   --------------------------       ---------------------------
                      NPV of      NPV of Terminal Value as a                Firm Value
                    Free Cash     Multiple of 2004P EBITDA         ---------------------------
Discount Rate         Flows       --------  ----------------         6.0x     7.0x     8.0x
-------------     -------------     6.0x     7.0x     8.0x         --------  -------  --------
                                  --------  -------  -------
   14.0%              $40.0          $91.0  $106.2   $121.4          $131.0   $146.2   $161.4
   16.0%              $37.6          $82.0   $95.7   $109.3          $119.6   $133.3   $147.0
   18.0%               35.4           74.0    86.3     98.7          $109.4    121.8    134.1
   20.0%               33.4           66.9    78.1     89.2          $100.3    111.5    122.6

                  -------------   --------------------------
                        D                     E                    ---------------------------
                  -------------   --------------------------        Equity Value Per Share(2)
                  Net Debt as             Equity Value                 New Management Case
Discount Rate     of 6/30/00(1)   --------------------------       ---------------------------
-------------     -------------     6.0x     7.0x     8.0x           6.0x     7.0x     8.0x
                                  --------  -------  -------       --------  -------  --------

   14.0%               $2.4         $128.6   $143.8   $159.0         $6.41    $7.16    $7.92
   16.0%                2.4          117.2    130.9    144.5         $5.84    $6.52    $7.20
   18.0%                2.4          107.0    119.4    131.7         $5.33    $5.95    $6.56
   20.0%                2.4           97.9    109.1    120.2         $4.88    $5.43    $5.99
                                                                   ---------------------------

(1)   Cash balance as of 6/301/00.
(2)   Assumes 20.1 million fully diluted shares outstanding.

                                                            CONFIDENTIAL & DRAFT
DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL CALCULATION

      Debt/Total Market Cap              =         24.9%
      Risk Free Rate (1)                 =         6.25%
      Average Unlevered Beta             =          0.84
      Relevered Beta                     =          0.97
      Market Premium                     =          8.4%
      Small Private Company Premium      =          2.0%
      Cost of Equity                     =         16.4%
      Pro-Tax Cost of Debt               =          8.5%
      Tax Rate                           =         38.0%
      --------------------------------------------------
      WACC                                         13.6%
      --------------------------------------------------

      RELEVANT DATA:
                                               Agg.       Mkt.                 Debt/                 Unlev.
      Comparable Companies                    Value(2)   Cap.(2)   Debt(2)   Total Cap   Beta(3)      Beta
      --------------------                    --------   -------   -------   ---------   -------     ------
      Choice Hotels International, Inc.         $764.5    $453.6    $320.1     41.9%       0.54       0.43
      Four Seasons Hotels                      2,848.4   2,735.4     257.7      9.0%       1.02       0.97
      Cendant Corporation                     14,406.7   9,463.7   4,412.0     30.6%       1.29       1.08
      Marriott International, Inc.            11,340.7   9,644.7   2,068.0     18.2%       0.97       0.87

                                                       ---------------------------------------------------
                                                       Average                 24.9%                  0.84
                                                       Median                  24.4%                  0.92
                                                       ---------------------------------------------------

      ----------
      (1)   30-year treasury rate as of 9/8/00.
      (2)   All share and debt data taken from most recent SEC public filing.
      (3)   Betas calculated by FactSet for past year versus S&P500.

                                      Pre-Tax Cost of Debt
                    8.0%     8.5%     9.0%     9.5%     10.0%     9.5%     10.0%
              ------------------------------------------------------------------
         35.0%     12.0%    12.1%    12.2%    12.3%     12.4%    12.3%     12.4%
         30.0%     12.3%    12.4%    12.5%    12.6%     12.7%    12.6%     12.7%
Debt/    25.0%     12.7%    12.8%    12.8%    12.9%     13.0%    12.9%     13.0%
Total    20.0%     13.0%    13.1%    13.1%    13.2%     13.2%    13.2%     13.2%
 Cap.    15.0%     13.3%    13.3%    13.4%    13.4%     13.5%    13.4%     13.5%
         10.0%     13.6%    13.6%    13.6%    13.7%     13.7%    13.7%     13.7%
          5.0%     13.8%    13.8%    13.8%    13.9%     13.9%    13.9%     13.9%
          0.0%     14.0%    14.0%    14.0%    14.0%     14.0%    14.0%     14.0%

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
APPENDICES
















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
UPSIDE & DOWNSIDE CASES DISCOUNTED CASH FLOW ANALYSIS
















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT
DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
DCF- ASSUMES UPSIDE CASE

(Dollars in millions, except per share data)             Fiscal Year Ended December 31,
                                               -------------------------------------------------
                                               1999    2000P    2001P    2002P    2003P    2004P
                                               -----   -----    -----    -----    -----    -----
Revenues                                       $19.7   $24.7    $36.3    $48.0    $60.4    $73.4
EBITDA(1)                                        7.5    11.0     22.7     34.5     47.2     61.0
Depreciation & Amortization                      1.9     2.4      2.6      2.8      3.0      3.3
                                               -----   -----    -----    -----    -----    -----
   EBIT                                          5.6     8.7     20.1     31.7     44.2     57.7
Taxes                                                    0.6      1.4     10.3     15.8     20.7
                                                       -----    -----    -----    -----    -----
   Unlevered Net Income                                  8.1     18.7     21.3     28.4     37.0

Plus: Depreciation & Amortization                        2.4      2.6      2.8      3.0      3.3
Less: (Increase)/Decrease in Working Capital            (0.1)    (0.1)    (0.1)    (0.2)    (0.2)
Less: Capital Expenditures                              (0.8)    (0.5)    (0.5)    (0.5)    (0.5)
Less: Development Subsidies                             (2.0)    (2.0)    (2.0)    (2.0)    (2.0)
                                                       -----    -----    -----    -----    -----
   Unlevered Free Cash Flow                             $7.5    $18.6    $21.5    $28.8    $37.7

Assumptions:
-----------
    Revenue Growth                                     25.6%    46.7%    32.3%    25.8%    21.6%
    EBITDA Margin                               38.2%  44.6%    62.4%    71.9%    78.2%    83.1%
    EBITDA Growth                                      46.7%   105.3%    52.3%    36.9%    29.1%
    Tax Rate                                            7.0%     7.0%    32.6%    35.8%    35.8%
    Change in Working Capital as a % of
      Total Revenues                                    0.3%     0.4%     0.3%     0.3%     0.2%

(1)   EB1TDA includes all interest income.

Note: Projections from Cube management.

                                                            CONFIDENTIAL & DRAFT

DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
DISCOUNT RATE / EXIT MULTIPLE MATRIX - ASSUMES UPSIDE CASE

      (Dollars in millions, except per share data)

                  ---------      +    --------------------------  =  ------------------------
                      A                           B                             C
                  ---------           --------------------------     ------------------------
                    NPV of            NPV of Terminal Value as a           Firm Value
                  Free Cash            Multiple of 2004P EBITDA      ------------------------
Discount Rate       Flows             --------------------------      6.0 x    7.0 x    8.0 x
-------------     ---------            6.0 x     7.0 x     8.0 x     ------------------------
                                      --------------------------
    14.0%           $50.9             $117.9    $137.5    $157.2     $168.8   $188.4   $208.1
    16.0%           $48.0             $106.2    $123.9    $141.6     $154.2   $171.9   $189.6
    18.0%            45.3               95.8     111.8     127.8      141.1    157.1    173.1
    20.0%            42.8               86.6     101.1     115.5      129.4    143.9    158.3

                  -------------  =    --------------------------
                        D                         E                  --------------------------
                  -------------       --------------------------     Equity Value Per Share (2)
                   Net Debt as              Equity Value                   Downside Case
Discount Rate     of 6/30/00 (1)      --------------------------     --------------------------
-------------     --------------       6.0 x     7.0 x     8.0 x      6.0 x     7.0 x     8.0 x
                                      --------------------------     --------------------------
    14.0%            ($2.4)           $171.2    $190.9    $210.5     $ 8.53    $ 9.51    $10.49
    16.0%             (2.4)            156.6     174.3     192.0     $ 7.80    $ 8.68    $ 9.56
    18.0%             (2.4)            143.5     159.5     175.5     $ 7.15    $ 7.95    $ 8.74
    20.0%             (2.4)            131.9     146.3     160.7     $ 6.57    $ 7.29    $ 8.01
                                                                     --------------------------

(1) Equals cash balance as of 6/30/00.
(2) Assumes 20.1 million fully diluted shares outstanding.

                                                            CONFIDENTIAL & DRAFT

DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
DCF - ASSUMES DOWNSIDE CASE

      (Dollars in millions, except per share data)

                                                                           Fiscal Year Ended December 31,
                                                       -------------------------------------------------------------------
                                                         1999       2000P       2001P       2002P       2003P       2004P
                                                       -------     -------     -------     -------     -------     -------
Revenues                                               $  19.7     $  21.9     $  28.6     $  37.4     $  46.9     $  56.9
EBITDA (1)                                                 7.5         7.3        13.6        22.2        31.6        41.7
Depreciation & Amortization                                1.9         2.4         2.6         2.9         3.2         3.5
                                                       -------     -------     -------     -------     -------     -------
  EBIT                                                     5.6         5.0        10.9        19.3        28.4        38.3
Taxes                                                                  0.3         0.8         2.2        10.2        13.7
                                                                   -------     -------     -------     -------     -------
  Unlevered Net Income                                                 4.6        10.2        17.1        18.2        24.6

Plus: Depreciation & Amortization                                      2.4         2.6         2.9         3.2         3.5
Less: (Increase)/Decrease in Working Capital                          (0.0)       (0.1)       (0.1)       (0.1)       (0.1)
Less: Capital Expenditures                                            (0.8)       (0.5)       (0.5)       (0.5)       (0.5)
Less: Development Subsidies                                           (2.0)       (2.0)       (2.0)       (2.0)       (2.0)
                                                                   -------     -------     -------     -------     -------
  Unlevered Free Cash Flow                                         $   4.1     $  10.2     $  17.4     $  18.8     $  25.4

Assumptions:
  Revenue Growth                                                      11.2%       30.4%       31.0%       25.3%       21.4%
  EBITDA Margin                                           38.3%       33.5%       47.5%       59.3%       67.4%       73.3%
  EBITDA Growth                                                       (2.7%)      84.8%       63.7%       42.4%       32.0%
  Tax Rate                                                             7.0%        7.0%       11.4%       35.8%       35.8%
  Change in Working Capital as a % of Total Revenues                   0.2%        0.4%        0.3%        0.2%        0.2%

(1) EBITDA includes all interest income.

Note: Projections from Cube management.

                                                            CONFIDENTIAL & DRAFT

DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
DISCOUNT RATE / EXIT MULTIPLE MATRIX - ASSUMES DOWNSIDE CASE

      (Dollars in millions, except per share data)

                  ---------      +    --------------------------  =  ------------------------
                      A                           B                             C
                  ---------           --------------------------     ------------------------
                    NPV of            NPV of Terminal Value as a           Firm Value
                  Free Cash            Multiple of 2004P EBITDA      ------------------------
Discount Rate       Flows             --------------------------      6.0 x    7.0 x    8.0 x
-------------     ---------            6.0 x     7.0 x     8.0 x     ------------------------
                                      --------------------------
    14.0%           $ 47.6            $114.1    $133.1    $152.1     $161.6   $180.6   $199.7
    16.0%           $ 44.8            $102.8    $119.9    $137.0     $147.6   $164.7   $181.8
    18.0%             42.2              92.8     108.2     123.7      135.0    150.4    165.9
    20.0%             39.9              83.9      97.8     111.8      123.7    137.7    151.7

                  -------------  =    --------------------------
                        D                         E                  --------------------------
                  -------------       --------------------------     Equity Value Per Share (2)
                   Net Debt as              Equity Value                   Downside Case
Discount Rate     of 6/30/00 (1)      --------------------------     --------------------------
-------------     --------------       6.0 x     7.0 x     8.0 x      6.0 x     7.0 x     8.0 x
                                      --------------------------     --------------------------
    14.0%             ($2.4)          $164.0    $183.1    $202.1     $ 8.17   $ 9.12   $10.07
    16.0%              (2.4)           150.0     167.1     184.2     $ 7.47   $ 8.32   $ 9.18
    18.0%              (2.4)           137.4     152.9     168.3     $ 6.84   $ 7.61   $ 8.38
    20.0%              (2.4)           126.2     140.1     154.1     $ 6.28   $ 6.98   $ 7.68

(1) Equals cash balance as of 6/30/00.
(2) Assumes 20.3 million fully diluted shares outstanding.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
REVISED ANALYSIS OF THE RECAPITALIZATION


















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

REVISED ANALYSIS OF RECAPITALIZATION
--------------------------------------------------------------------------------
VALUATION OF RECAPITALIZATION PROPOSAL


- In BAS' June 2, 2000 presentation to the Board, BAS calculated potential reference ranges for the Recapitalization proposal. The BAS reference ranges assumed that shareholders receive $3.58 in cash at the closing of the transaction plus the present value of the remaining stock based upon management's Upside and Downside business scenarios. The ranges obtained are provided below:

           UPSIDE CASE REFERENCE RANGE EQUALS:    $7.69 TO $8.71

           DOWNSIDE CASE REFERENCE RANGE EQUALS:  $6.18 TO $7.04

- BAS has applied this same methodology to the New Management Estimates in order to ascertain a reference range for the Company if Cube completes the Recapitalization transaction as currently agreed upon and achieves the results now projected by management. Please note, however, that BAS has not been provided with updated management projections for the years 2002 through 2004 and has built such forecasts independently in order to complete the analysis. Please see page 15 for a review of BAS' assumptions.

        NEW MANAGEMENT ESTIMATES REFERENCE RANGE EQUALS:    $4.81 TO $6.28

NOTE: BAS IS NOT REPRESENTING THAT SUCH SHARE VALUES WILL ACTUALLY BE OBTAINED IN THE FUTURE.

    Note: Estimates provided by Cube management.

                                                            CONFIDENTIAL & DRAFT

REVISED ANALYSIS OF THE RECAPITALIZATION
--------------------------------------------------------------------------------
SUMMARY TERMS

                                                  Series B
                             Series A            Convertible
                          Preferred Stock      Preferred Stock        Total
                          ---------------      ---------------        -----

Number of Shares                   65,000           10,000,000
Price Per Share                     1,000                1,000
Face Value                     65,000,000           10,000,000      75,000,000

Dividend Rate                         8.5%                 6.0%
Payment Method            cash or Series A     cash or Series B
                           for two years

Conversion Features:
  Number of Common Shares per Preferred (1)              1,154
  Total Common Shares Issued upon Conversion
    before Limitation (1)                           11,538,462
  Maximum Shares which may be Issued (2)            10,000,000

  Initial Conversion Price                               $7.50
  130% of CURRENT STOCK price of $5.44 (3):              $7.07

  Less Potential Downward Adjustments of $0.0 mm (4)     $0.00

--------------------------------------------------------------
Back-End Conversion Price (3)                            $6.50
Conversion Price at Lesser Value (1)               $75,000,000
--------------------------------------------------------------

---------------------------------------------------------------
                Sources & Uses of Funds (5)
Sources:
  Series A Preferred Stock                          $65,000,000
  Series B Convertible Preferred Stock               10,000,000
  Common Equity                                              --
                                                    -----------
    Total                                           $75,000,000

Uses:
  Additional Growth Capital                         $10,000,000
  Purchase of Common Equity                          65,000,000
                                                    -----------
    Total                                           $75,000,000

---------------------------------------------------------------

---------------------------------------------------------------
Model Assumptions:
Upside Case = "1"; Downside Case = "2"
                   -------
                      1
                   -------

Series A Preferred Dividends Payable in Cash = "1"
  PIK for 2 Years with Additional Series A = "2"
                   -------
                      2
                   -------

Series B Preferred Dividends Payable in Cash = "1"
  PIK with Additional Series B = "2"
                   -------
                      1
---------------------------------------------------------------

(1) Bears have an anti-dilution clause that allows them to convert a minimum of $75.0 million face value of preferred securities into common shares of Cube at the Lesser Conversion Price. If conversion price is $7.50, Bears receive 1,000 shares common per share of series B.
(2) Bears agreed that regardless of conversion price, the maximum number of shares to be issued shall equal $75.0 million face value of both preferred divided by $7.50 conversion price.
(3) Equals 130% of stock price during measurement period, as long as such price is between $7.50 and $6.50.
(4) Equals total adjustments from Alpine Settlement (and PaineWebber), shareholder lawsuits and Management Company shutdown costs in excess of allowable totals of $0.0 mm divided by fully-diluted shares outstanding pro forma for convert.
(5)   Excludes all transaction related expenses.

                                                            CONFIDENTIAL & DRAFT

REVISED ANALYSIS OF THE RECAPITALIZATION
--------------------------------------------------------------------------------
QUANTITATIVE ANALYSIS

- To ascribe a value to the Bear's proposal, BAS has assumed all common will tender for $7.50 and therefore will exchange 47.7% of their common shares for cash, arriving at an immediate cash value of $3.58.

- In order to determine the value of the remaining 52.3% of the common value ("the stub"), BAS has utilized management projections and:

       - Applied earnings multiples at the end of each year to the predicted earnings to determine a year end share price - BAS assumed Cube's 2000E PE multiple as of June 2nd of 13.6x (based on management Upside Case 2000 earnings estimate of $0.40) with no expansion or contraction,

       - Discounted that share price at 18% annually to determine the present value of the "stub",

       - Added the initial cash from the tender to the present value of the stub to arrive at a hypothetical current valuation of the Bear's proposal.


- The key assumptions driving the analysis that should be considered by the Board are:

       - Cube's ability to achieve its projections under the Recapitalized structure and under Bear's control,

       -      Appropriate year-end earnings multiple,

       - Market reaction to transaction (i.e., stock price during the conversion price adjustment period post closing),

       -      Structure of the series A preferred and series B preferred.

                                                            CONFIDENTIAL & DRAFT

REVISED ANALYSIS OF THE RECAPITALIZATION
--------------------------------------------------------------------------------
QUANTITATIVE ANALYSIS

o As well as reviewing all of the management projections, BAS analyzed the transaction under various scenarios in which the series A and series B preferred stock either accrue using a PIK or pay dividends in cash. BAS believes the Board should compare the following scenarios versus the status quo:

                                                                       2000E        2001E        2002E      2003E      2004E
                                                                      -------      -------      -------    -------    -------
SCENARIOS UNDER BEARS PROPOSAL:

         47.7% of $7.50 initial consideration per share               $  3.58      $  3.58      $  3.58    $  3.58    $  3.58

   1) Upside Case, PIK A, Current Pay B
         52.3% of discounted value per share (Stub Value) (1)         $  2.36      $  4.11      $  3.99    $  4.58    $  5.14
         ---------------------------------------------------------------------------------------------------------------------
         Total Value Per Share - Base Case, PIK A, Current Pay B      $  5.94      $  7.69      $  7.56    $  8.16    $  8.71
         ---------------------------------------------------------------------------------------------------------------------

   2) Downside Case, PIK A, Current Pay B
         52.3% of discounted value per share (Stub Value) (1)         $  1.31      $  2.61      $  3.25    $  3.05    $  3.46
         ---------------------------------------------------------------------------------------------------------------------
         Total Value Per Share - Downside Case PIK A, Current Pay B   $  4.88      $  6.18      $  6.82    $  6.62    $  7.04
         ---------------------------------------------------------------------------------------------------------------------

   3) New Management Estimates, PIK A, Current Pay B
         52.3% of discounted value per share (Stub Value) (1)         $  1.02      $  1.23      $  2.48    $  2.56    $  2.70
         ---------------------------------------------------------------------------------------------------------------------
         Total Value Per Share - Downside Case P1K A, Current Pay B   $  4.60      $  4.81      $  6.05    $  6.14    $  6.28
         ---------------------------------------------------------------------------------------------------------------------

STATUS QUO:

   1) Upside Case, Status Quo:
         ---------------------------------------------------------------------------------------------------------------------
         Total Value Per Share - Base Case Status Quo (1)             $  5.40      $  9.04      $  8.73    $  9.85    $ 10.90
         ---------------------------------------------------------------------------------------------------------------------

   2) Downside Case, Status Quo:
         ---------------------------------------------------------------------------------------------------------------------
         Total Value Per Share - Downside Case, Status Quo (1)        $  3.24      $  5.97      $  7.24    $  6.72    $  7.48
         ---------------------------------------------------------------------------------------------------------------------

   3) Downside Case, Status Quo:
         ---------------------------------------------------------------------------------------------------------------------
         Total Value Per Share - Downside Case, Status Quo (1)        $  2.68      $  3.19      $  5.68    $  5.75    $  5.95
         ---------------------------------------------------------------------------------------------------------------------

(1) Assumed current Cube 2000E PE multiple of 13.6x (based on management estimate of $0.40) and a discount rate of 18.0%.

Note: BAS is not representing that such share values will actually be obtained in the future.

Note: All estimates taken from projections provided to BAS by Cube management.

                                                            CONFIDENTIAL & DRAFT
--------------------------------------------------------------------------------
SUMMARY OF THE MARKETING PROCESS
















                                                                         [LOGO]

                                                            CONFIDENTIAL & DRAFT

SUMMARY OF THE MARKETING PROCESS
--------------------------------------------------------------------------------
SUMMARY OF MARKETING PROCESS

PRIOR TO JUNE 2, 2000 AND THE RECAPITALIZATION AGREEMENT.

- Cube entered into a transaction with the Bears after an extensive marketing process which is summarized below:

- In total, BAS contacted 30 potential acquirors, executed ten confidentiality agreements and distributed nine offering memoranda.

- The Company has included in two press releases that it was reviewing strategic alternatives and had engaged BAS to advise the Board on analyzing such alternatives.

- Four companies (Carlson, Cendant, Choice and the Bears) performed substantial due diligence on the Company, with only the Bears reaching a definitive agreement.

       - On May 25th, the Redskins informed BAS they had officially decided to "take a pass" on the opportunity. They cited their inability to get comfortable with the Company's projections and the pending shareholder lawsuits.

       - On May 26th, the Giants informed the Company that they were no longer interested in acquiring Cube at the price level previously indicated or proceeding with the transaction on an accelerated time frame. The Giants cited the recently filed shareholder lawsuits and some issues related to due diligence and said they would only be interested if there was a significant reduction in price (although no "clearing" price was given despite the request).

       - Carlson was also unable to reach an acceptable price and thus decided to forgo further negotiations.

SINCE JUNE 2, 2000

- Cube and its financial and legal advisors have been prohibited under the terms of the Recapitalization Agreement from "shopping" the Company.

- No parties have independently contacted the Company or the financial or legal advisors regarding a potential topping transaction since the announcement of the Recapitalization (to the best knowledge of both BAS and Paul, Weiss).

                                                            CONFIDENTIAL & DRAFT

SUMMARY OF THE MARKETING PROCESS
--------------------------------------------------------------------------------
TIMELINE

 ==================================================================================================================================
         DATE             COMMENT
 ---------------------    ---------------------------------------------------------------------------------------------------------
       1/17/00            -    Based upon the receipt of unsolicited offers, the Board authorizes BAS to provide non-public information to Starwood (HOT); Choice (CHH); Carlson and Cendant (CD).
 ----------------------------------------------------------------------------------------------------------------------------------
       2/10/00            -    Board reviewed proposals from HOT ($5.00 to $6.00 per share); CHH ($6.50 to $8.00); Carlson ($8.00 to $12.00) and CD ($5.00 to $7.00).

                          -    The Board authorizes BAS to continue discussions with CHH and Carlson.
 ----------------------------------------------------------------------------------------------------------------------------------
       3/16/00            -    After completing extensive due diligence, CHH provides an all cash proposal of $7.75 to $8.00 per share and a mark-up of the definitive agreement with several open items.

                          -    After performing limited due diligence, Carlson provides a preliminary indication of value in the form of a reverse merger of $8.00 to $12.00. BAS' analysis of the Carlson proposal indicates a valuation range below $6.00.

                          -    Board authorizes the Company to execute an exclusivity letter and attempt to negotiate a definitive agreement with CHH at $8.00 per share.
 ----------------------------------------------------------------------------------------------------------------------------------
       Week of            -    CHH continues to raise outstanding issues and indicates desire to postpone transaction until
     3/16/00 to                after the 1999 4th quarter earnings announcement. CHH also indicates that its board of directors has
       3/23/00                 not approved the transaction.

                          -    Upon expiration of the exclusivity agreement, CHH pulls its offer pending further due diligence.
 ----------------------------------------------------------------------------------------------------------------------------------
       3/28/00            -    BAS informs the Board of the negative developments with CHH.

                          -    Mike Leven and Steve Romaniello inform the Board of their desire to pursue a transaction with the
                               Bears.

                          -    In anticipation of the Bears proposal, the Board authorizes BAS to contact other potential strategic and financial buyers.

 ==================================================================================================================================


                                                            CONFIDENTIAL & DRAFT

SUMMARY OF THE MARKETING PROCESS
--------------------------------------------------------------------------------
TIMELINE (CONTINUED)

 ==================================================================================================================================
         DATE             COMMENT
 ---------------------    ---------------------------------------------------------------------------------------------------------
       Week of            -    Bears commence formal due diligence on the Company.
       4/03/00
                          -    BAS begins contacting other strategic and financial buyers. Over the course of the next several weeks, BAS contacts 8 additional strategic buyers and 17 financial buyers.

                          -    No strategic buyers expressed interest in pursuing a transaction for several reasons including the perceived strength of the brands, wrong property type (limited service / budget segments)
                               and lack of financing.

                          -    Ten confidentiality agreements were sent to financial buyers, six were successfully negotiated and five offering memoranda were delivered.

                          -    The financial buyers spent several weeks reviewing the information with Mike Leven participating on calls with two sponsors.

                          -    BAS received no formal offers or indications of value from any sponsors.
 ----------------------------------------------------------------------------------------------------------------------------------
       5/2/00             -    The Company received the initial Bears proposal.

                          -    The Board authorizes the Company to pursue a definitive agreement and to check again with parties that had expressed interest in an all cash transaction.
 ----------------------------------------------------------------------------------------------------------------------------------
       Week of            -    CD informs the Company of its renewed interest in a transaction. CD indicates a valuation range
       5/01/00                 above $7.00 per share and is allowed to commence due diligence.

                          -    BAS inquires of CHH's interest in again pursuing a transaction. CHH requests and receives additional non-public information.
 ----------------------------------------------------------------------------------------------------------------------------------
       5/18/00            -    Shareholder lawsuit filed.
 ----------------------------------------------------------------------------------------------------------------------------------
       5/25/00            -    CHH confirms BAS of its decision not to pursue a transaction based upon its inability to get comfortable with the Company's projections going forward and the unknown liability of the shareholder lawsuits.
 ----------------------------------------------------------------------------------------------------------------------------------
       5/26/00            -    CD informs BAS of its decision not to pursue a transaction based upon its inability to get comfortable with the impact of the shareholder lawsuit.

 ==================================================================================================================================

                                                            CONFIDENTIAL & DRAFT

SUMMARY OF THE MARKETING PROCESS
--------------------------------------------------------------------------------
SUMMARY OF INTERESTED PARTIES

o The following lists the status with parties other than the Bears who at one point expressed an interest in a transaction:

==========================================================================================================================
    Buyer                              Most Recent Proposal                                 Reason for No Offer
-----------------------   ----------------------------------------------------   -----------------------------------------
Choice Hotels             Completed extensive legal and accounting due           Inability to get confortable with the
International, Inc.       diligence, $7.75 to $8.00 cash offer; 1-Step Merger;   Company's projections going forward
                          Several significant outstanding due diligence items;   and the unknown liability of the
                          concerns over impact on investment grade rating.       shareholder lawsuit.

Cendant Corp.             $7.50 cash. Performed extensive due diligence.         Withdrew offer due to shareholder
                                                                                 lawsuit.

Carlson Hotels            25% ownership in a Carlson / Cube                      Valuation of combined companies.
Worldwide                 combined entity. Subject to completing
                          due diligence. BAS valued offer below
                          $6.00 per share. Completed some legal and
                          accounting due diligence.

Starwood Hotels and       $5.00 to $7.00.                                        Unknown.
Resorts Worldwide, Inc.

Prime Hospitality Corp.   No offer.                                              Inability to do an accretive transaction.

==========================================================================================================================

                                                            CONFIDENTIAL & DRAFT

SUMMARY OF THE MARKETING PROCESS
--------------------------------------------------------------------------------
SUMMARY OF CALLING PROGRAM

o The following list summarizes the level of contact BAS had with each party contacted:

                ---------------------------------------------------------------------------------------------------------
                        Parties Contacted (30)                    Sent CA             Executed CA            Received OM
                -----------------------------------------        ---------           -------------          -------------
                Parties Listed on Prior Page (6 parties):               6                        6                      6

                Other Parties (24):
                Accor SA                                               --                       --                     --
                AEW Capital Management                                  1                       --                     --
                Amstar Group                                           --                       --                     --
                Bain Capital                                           --                       --                     --
                Bass PLC                                               --                       --                     --
                Blackstone Real Estate Advisors                         1                       --                     --
                Colony Capital                                         --                       --                     --
                Crestline Capital                                      --                       --                     --
                Extended Stay America                                  --                       --                     --
                Forstmann Little & Co.                                 --                       --                     --
                Freeman Spogli & Co.                                    1                        1                      1
                Granada                                                --                       --                     --
                Hampstead Group                                        --                       --                     --
                Hellman & Friedman LLC                                  1                        1                     --
                J.H. Whitney                                           --                       --                     --
                La Quinta                                              --                       --                     --
                MeriStar / Oakhill                                      1                       --                     --
                Olympus Real Estate (Hicks Muse)                       --                       --                     --
                Thayer Capital                                         --                       --                     --
                The Cypress Group, LLC                                 --                       --                     --
                Thomas H. Lee                                          --                       --                     --
                Walton Street Capital                                   1                       --                     --
                Westbrook Partners, LLC                                 1                        1                      1
                Whitehall Real Estate L.P.                              1                        1                      1
                                                                 --------                 --------                -------
                                                                       14                       10                      9

Note: Total or 30 includes Bears.